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                                                                    Exhibit 10.9

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of February 11, 1997 by and among AMERICAN BUSINESS INFORMATION, INC., a Delaware corporation ("Parent"), INFO USA, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), DBA HOLDINGS, INC., a New Jersey corporation (the "Company"), Paul Goldner, Mark Goldner and Helene Hordes as trustees of the Paul A. Goldner Retained Annuity Trust (together with Paul Goldner, the "Founders"), the trustees of the Database America Companies Retirement Trust (the "Trustees") and Paul Goldner as representative of the Shareholders (the "Representative"). The Founders and Trustees are sometimes referred to collectively as the "Shareholders."


                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of the Company with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. The Shareholders own all outstanding stock of the Company. The Shareholders believe that the Merger is in the best interest of the Company and in their best interests and have approved the Merger.

     C. Pursuant to the Merger, among other things, all of the issued and outstanding shares of common stock, no par value, of the Company (the "Company Common Stock") shall be exchanged for the right to receive cash and shares of common stock of Parent (the "Parent Common Stock") in accordance with the terms and subject to the conditions set forth in this Agreement.

     D. A portion of the amount of cash otherwise payable and of the shares otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount and shares shall be contingent upon certain events and conditions.

     E. The Shareholders, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set
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forth herein, and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the New Jersey Business Corporation Act and the Delaware General Corporation Law, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place upon execution of this Agreement or as soon thereafter as the conditions set forth in Article VI are satisfied or waived, at the offices of American Business Information, Inc., 5711 S. 86th Circle, Omaha, Nebraska 68127, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." At the Closing: (a) the Company shall deliver to Parent and the Merger Sub the various certificates, instruments and documents referred to in Sections 5.1 and 5.3 hereof; (b) Parent and the Merger Sub shall deliver to the Company the various certificates, instruments and documents referred to in Sections 5.1 and 5.2; (c) the Company and the Merger Sub shall execute and file with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Delaware, certificates of merger (the "Certificates of Merger") in the form attached as Exhibit A hereto; (d) the Shareholders shall deliver to Parent the share certificates representing the outstanding shares of the Company; (e) Parent, the Representative (as defined below), the Shareholders and First Union National Bank of North Carolina as escrow agent (the "Escrow Agent"), shall execute and deliver an escrow agreement among the Parent, Merger Sub, Shareholders and Escrow Agent in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"), and (f) Parent shall deliver the Preliminary Purchase Price (as defined below) to the Shareholders and Escrow Agent in accordance with Section 1.4(c). The time of acceptance by the Secretary of State of New Jersey and the Secretary of State of Delaware of such filing of the Certificates of Merger is referred to herein as the "Effective Time."

     1.3  Effect of the Merger.

          (a) Generally. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New Jersey and Delaware laws. Without limiting the
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generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger
Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

          (b) Articles and Bylaws. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          (c) Directors and Officers. Immediately following the Effective Time, the directors of the Surviving Corporation shall be Vinod Gupta (Chairman), Paul Goldner and Jon Wellman, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Immediately following the Effective Time, the officers of the Surviving Corporation shall be Paul Goldner (CEO), Al Ambrosino (President), Jon Wellman (VP, Secretary and Treasurer), John Ripa (VP), Mark Goldner (VP) and Jeff Brenner (VP), each to hold office in accordance with the Bylaws of the Surviving Corporation; provided however, that each of Paul Goldner, Al Ambrosino, John Ripa, Mark Goldner and Jeff Brenner execute and comply with the terms of his Employment and Non-Competition Agreements as set forth in Section 4.2 herein.

     1.4 Exchange of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any party or the holder of any securities of the Company or Merger Sub, all shares of Company Common Stock shall be exchanged for cash and into shares of Parent Common Stock as set forth in this Section 1.4.

          (a) Exchange. Each share of Company Class A Voting and Class B Non-Voting Common Stock issued and outstanding immediately prior to the Effective Time shall be exchanged for and represent the right to receive (subject to escrow provisions set forth below and in the Escrow Agreement): (i) the Cash Portion of the Final Purchase Price (as defined below) and (ii) the Stock Portion of the Final Purchase Price (as defined below), (iii) in each case divided by the aggregate number of shares of Company Class A Voting and Class B Non-Voting Common Stock issued and outstanding immediately prior to the Effective Time.

          (b) Final Purchase Price. The "Final Purchase Price" shall be equal to (i) two hundred percent (200%) of the Company's net sales revenue for the fiscal year ended January 31, 1997 excluding (A) freight revenue, (B) sales taxes and (C) the cost of obtaining the third party lists described in Schedule 1.4(b) of the Company Disclosure Letter (as defined below) (the "Brokered Lists") for the year ended January 31, 1997, all determined in accordance with generally accepted accounting principles ("GAAP") consistently applied, plus
(ii) one hundred
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percent (100%) of the Company's freight revenue for the year ended January 31,
1997 determined in accordance with GAAP consistently applied, plus (iii) the net tangible asset value of the Company's assets as of January 31, 1997 determined in accordance with GAAP consistently applied, after deducting (X) payment (or creation of a reserve for payment) to present and past employees of Company under the Company's Employment Termination Agreements and other deferred compensation pursuant to Section 1.4(h) of this Agreement and an aggregate of $2,500,000 of bonuses as set forth in the Company Disclosure Letter, (Y) payment (or creation of a reserve for payment) of all Transaction Expenses (as defined in Section 4.10 hereof) incurred or to be incurred by the Company or its Shareholders, and (Z) a reserve to reflect the difference between the payments made by the Company under the two split-dollar life insurance policies and the cash surrender value of such policies as of January 31, 1997, and (iv) the tax benefit at the Closing, if any, to Parent, Merger Sub or Company resulting from payment to be made under the Company's Employment Termination Agreements as described in Section 1.4(h) below and payment of the $2,500,000 in bonuses or adjustments of split dollar policy values referred to above. The Final Purchase Price shall be computed on the Settlement Date (as defined below) according to the audited consolidated financial statement for the Company for the fiscal year ended January 31, 1997. The parties will seek to determine the Final Purchase Price within sixty (60) days after Closing (the "Settlement Date") based upon the Company's financial statements for the year ended January 31, 1997, determined in accordance with GAAP consistently applied, as audited by BDO Siedman (the "Settlement").

          (c) Preliminary Purchase Price. The "Preliminary Purchase Price" is $97,261,301. The Preliminary Purchase Price has been calculated by the parties using the method described in Section 1.4(b) but using the prior year's financial data, i.e., the Company's net sales revenue and freight revenue for the year ended January 31, 1996 and the Company's net tangible asset value as of January 31, 1996, based on the Company's audited financial statements for the year ended January 31, 1996 and based on estimates of payments pursuant to the Employment Termination Agreements as provided in Schedule 1.4(c) of this Agreement. The calculation of the Preliminary Purchase Price is set forth in
Schedule 1.4(c) of this Agreement.

          (d) Payment in Cash and Stock; Valuation of Stock. One-half of both the Final Purchase Price and the Preliminary Purchase Price will be paid in cash (the "Cash Portion") and one-half will be paid in Parent Common Stock (the "Stock Portion"). For this purpose, Parent Common Stock will be valued at $22.30 per share (the "Parent Stock Price"). Any fractional shares will be rounded up to the nearest whole number.

          (e) Payment of Preliminary and Final Purchase Price. At Closing, Parent will wire transfer the Cash Portion of the Preliminary Purchase Price as directed by Paul Goldner, and within ten (10) business days after the Closing, Parent will deliver stock certificates for the Stock Portion of the Preliminary Purchase Price to Paul Goldner at the Company. Seventy percent (70%) of both the Cash Portion and the Stock Portion of the Preliminary Purchase Price ($34,041,455 and 1,526,523 shares) will be released to the Shareholders, and the remaining thirty
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percent (30%) ($ 14,589,195 and 654,224 shares) will be placed in escrow with the Escrow Agent pursuant to the Escrow Agreement pending determination of the Final Purchase Price. After the parties have determined the Final Purchase Price, Parent will make additional payments (or, if applicable, the Shareholders will make refunds to Parent) for any difference between the Preliminary Purchase Price and the Final Purchase Price, including interest on the Cash Portion of the difference calculated from Closing through payment of the Final Purchase Price at 5.5% per annum, and cash and stock will be added to or released from the escrow account so that, following payments to Shareholders, the Escrow Agent will hold, pursuant to the Escrow Agreement, ten percent (10%) of both the Cash Portion and the Stock Portion of the Final Purchase Price (the "Escrow Cash" and "Escrow Shares"), and all remaining amounts will have been distributed to the Shareholders.

          (f) Cancellation of Company-Owned Stock. Each share of Company Common Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (g) No Further Ownership Rights in Company Common Stock. Following the Effective Time, the Shareholders shall have no further rights in the Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

          (h) Employment Termination Agreements. Each of Al Ambrosino, Ed Burnett, Charles Frigon and Michael Frost have entered into employment agreements with the Company (the "Pre-Merger Employment Agreements") pursuant to which such persons are entitled to acquire shares of Company stock or receive equivalent value in the event of an acquisition of the Company. Subject to the terms and conditions of this Agreement, on or before the Effective Time, the Company shall enter into an "Employment Termination Agreement," in substantially the form attached hereto as Exhibit C, dated on or before the Effective Time, between the Company and each such employee whereby the Company shall issue promissory notes or pay cash to such employees as payment in full for surrender of all rights held by each beneficiary under his Pre-Merger Employment Agreement.

          (i) Adjustments to Final Purchase Price. If it is discovered prior to one year from the date of this Agreement (or with respect to matters referred to in Sections 2.9, 2.22, 6.1(a)(iii) and 6.1(a)(iv), prior to thirty days after expiration of relevant statutes of limitations referred to in Section 6.5(c)) that the Final Purchase Price was incorrectly calculated because the audited January 31, 1997 Financial Statements failed to include assets that should have been included, or did include assets that should not have been included, or failed to include revenues that should have been recognized as of January 31, 1997, or did include revenues that should not have been recognized, under GAAP consistently applied, then the amount of such understatement or overstatement shall be credited to the Shareholders or Parent, and compensating payments made, as appropriate. Such adjustment to the Final Purchase Price shall be made once, at or shortly before one year from the Effective Time, except that later adjustments referred to in the parenthetical in the first sentence of this paragraph shall be made when determined.

     1.5 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and (2)(D) of the Code. If, however, the Merger is determined by the Internal Revenue Service or any state taxing authority to be a taxable transaction for any reason other than a breach by the Shareholders of their Continuity of Interest certificates or actions taken by the Shareholders after the Closing, then, at Parent's option, (i) pursuant to the Registration Rights and Stock Restriction Agreement, Parent will register no earlier than one year from the Closing Date, and will permit Shareholders to sell, a sufficient percentage of the shares received by Shareholders to enable them to pay their tax liability on the shares received in the Merger or (ii) Parent will lend the Shareholders sufficient funds to pay their tax liabilities on the shares received in the Merger. Any such loan will remain outstanding until the Shareholder sells sufficient shares to satisfy the tax liabilities or three years from the date of the loan, whichever is earlier, and will be interest-free.

     1.6 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Surviving Corporation or otherwise to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.


                                  ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                                 SHAREHOLDERS

     The Company and the Shareholders represent and warrant to Parent and Merger Sub, subject to the exceptions specifically disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company (the "Company Disclosure Letter"), as follows:

     2.1 Organization of the Company. The Company and each existing Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its properties and to carry on its business as now being conducted. The Company and each existing Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to be qualified to do business except where the failures of the Company and the Subsidiaries to be so qualified would, in the aggregate, not have a Material Adverse Effect on the Company and its Subsidiaries (as defined below) taken as a whole. The Company has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of each Company and each Subsidiary, as amended to date, to Parent's counsel. A "Material Adverse Effect" is any adverse effect on the business, assets, financial condition, or results of operations in the amount of $100,000 or more.

     2.2  Company Capital Structure.

          (a) The authorized capital stock of the Company consists of 2,000 shares of Class A Voting Common Stock, of which 1,000 shares are outstanding, and 20,000 shares of Class B Non-Voting Common Stock, of which 9,000 shares are outstanding (collectively the "Common Stock"). The Company Common Stock is held by the persons and in the amounts set forth on Section 2.2(a) of the Company Disclosure Letter. All outstanding shares of the Company's Common Stock are duly authorized, validly issued, fully paid and non-assessable, and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) Except as set forth in Section 1.4(h) hereof, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. As a result of the Merger, Parent will be the record and beneficial owner of all outstanding capital stock of the Company and rights to acquire capital stock of the Company.

     2.3 Subsidiaries. Other than (a) Database America Companies, Inc. (f/k/a Ed Burnett Consultants, Inc.), a New Jersey corporation, (b) DBA FL, Inc., a New Jersey corporation, (c) Magi Direct, Inc., a New Jersey corporation, (d) Database Holdings, Inc., a Delaware corporation, and (e) Ed Burnett Consultants, Inc., a New York corporation (collectively, the "Subsidiaries"), which are wholly owned by the Company, the Company does not have any subsidiaries or affiliated companies (except Pagex Leasing Corp., which is wholly owned by Paul Goldner) and does not otherwise own any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Unless the context otherwise requires, references in this Agreement to the "Company" (including references in Articles II and IV) shall mean the Company and the Subsidiaries.

     2.4 Deferred Compensation. Section 2.4 of the Company Disclosure Letter lists the names of Company employees, directors and consultants and the amount of money each is entitled to receive from the Company as a result of deferred compensation, other than Phantom Stock

Options, and expenses payable in the ordinary course of business consistent with past practices. Other than the names and amounts listed in Section 2.4 of the Company Disclosure Letter, no other compensation is owed by the Company to the employees, directors or consultants of the Company other than ordinary payroll payable by the Company at the end of each pay period. Except for payments in cash or indebtedness of the Company to the parties to the Employment Termination Agreements, as provided for in Section 1.4(h), there are no further obligations of the Company, Shareholders, Parent or Merger Sub under the Pre-Merger Employment Agreements.

     2.5 Authority. The Company and the Shareholders have all requisite power and authority to enter into this Agreement, the Escrow Agreement and the Registration Rights and Stock Restriction Agreement (as defined below) (collectively the "Transaction Agreements") and to consummate the transactions contemplated hereby. Under applicable law and the Company's charter documents, the vote of the stockholders and Board of Directors of the Company is sufficient for all corporate purposes to authorize the Merger and the Transaction Agreements and the transactions contemplated thereby. The execution and delivery of the Merger and the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate and stockholder action on the part of the Company, including the affirmative vote of all Shareholders. The Shareholders have duly approved the Merger and the Transaction Agreements. This Agreement has been duly executed and delivered, and the other Transaction Agreements when delivered will have been duly executed and delivered, by the Company and the Shareholders and constitute the valid and binding obligation of the Company and the Shareholders, enforceable in accordance with their terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth in the agreements listed in the Company Disclosure Letter and provided by the Company to Parent's representatives, the execution and delivery of the Transaction Agreements by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company as amended or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets with revenue or obligation greater than $100,000. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or Commission ("Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict) with revenue or obligation greater than $100,000, is required by or with respect to the Company or the Shareholders in connection with the execution and delivery of the Transaction Agreements or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger with the New Jersey Secretary of State and the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) the filings of a premerger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the termination or expiration of the applicable waiting period under the HSR Act and (iv) such other consents, waivers, authorizations, filings, approvals and registrations as are set forth in Section 2.5 of the Company Disclosure Letter.

     2.6 Company Financial Statements. Section 2.6 of the Company Disclosure Letter includes the Company's audited and/or reviewed consolidated financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal years ending January 31, 1996, 1995 and 1994 and the Company's unaudited consolidated financial statements (balance sheets, income statement and statement of cash flow) as of and for the eleven (11) months ended December 31, 1996 (collectively, together with the financial statements for the twelve months ended January 31, 1997 to be delivered pursuant to Section 1.4, the "Financial Statements"). Except for customary year end adjustments (of which, to the Company's current knowledge, no individual item will be greater than $100,000) the Financial Statements are complete and correct and have been (or, in the case of the January 31, 1997 financial statements, will be) prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the unaudited financial statements for the eleven (11) months ended December 31, 1996 do not contain the notes necessary to be in accordance with generally accepted accounting principles and are subject to customary year end adjustments. The Financial Statements present fairly (and the January 31, 1997 financial statements will present fairly) the financial condition and operating results of the Company as of the dates and during the periods indicated therein except for customary year end adjustments. The audited balance sheet of the Company as of January 31, 1996 is hereinafter referred to as the "Audited Balance Sheet." The unaudited balance sheet of the Company as of December 31, 1996 is hereinafter referred to as the "Unaudited Balance Sheet." It is acknowledged that the balance sheet for January 31, 1997 will include reserves for payments to be made for Employment Termination Agreements, deferred compensation and bonuses.

     2.7 No Undisclosed Liabilities. Except for obligations incurred in the ordinary course of business which are not greater than $100,000 individually or more than $200,000 in the aggregate and not required under GAAP to be set forth or reflected on a balance sheet or the notes thereto, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), except those which (i) have been reflected in the Unaudited Balance Sheet, or (ii) have been specifically described in this Agreement or in the

Company Disclosure Letter, or (iii) have arisen in the ordinary course of the Company's business since the date of the Unaudited Balance Sheet.

     2.8 No Changes. Except as set forth in Section 2.8 of the Company Disclosure Letter, since January 31, 1996, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date;

          (b)  individual capital commitments by the Company exceeding $250,000;

          (c) destruction of, damage to or loss of any material assets or customer (which was one of the Company's ten (10) largest customers for the fiscal year ended January 31, 1997) of the Company (whether or not covered by insurance);

          (d) labor trouble or claim of wrongful discharge of which the Company has received written notice or of which the Company is aware or other unlawful labor practice or action;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (f) revaluation by the Company of any of its assets other than depreciation as required by GAAP and reflected on the Unaudited Balance Sheet;

          (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Company's capital stock, or any split, combination or reclassification of any of the Company's capital stock or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for shares of the capital stock of the Company, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of the Company's capital Stock (or options, warrants, or other rights exercisable therefor).

          (h) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date;

          (i) loan greater than $10,000 by the Company to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by the Company of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

          (j) the notice or, to the knowledge of the Company, commencement or, to the knowledge of the Company, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (k) claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.12 below) or infringement by the Company of any third party's Intellectual Property rights;

          (l) issuance, sale or exemption by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities except for issuances or sales as a result of rights previously granted to purchase shares of the Company's Capital Stock;

          (m) transactions by the Company with any of its officers, directors or employees (other than payment of normal compensation) or with any persons or entities affiliated with any of its officers, directors or employees;

          (n) any event or condition of any character, known prior to the Closing, that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

          (o) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (o) (other than by negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.9  Tax and Other Returns and Reports.

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.

               (i) The Company, the Subsidiaries and the Prior Subsidiaries as of the Effective Time will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports (collectively the "Returns") relating to any and all Taxes concerning or attributable to the Company, the Subsidiaries and any predecessor subsidiaries of the Company or any Subsidiaries that have been dissolved, merged into or otherwise combined with the Company or any Subsidiaries (the "Prior Subsidiaries") or their operations, and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company, the Subsidiaries and the Prior Subsidiaries as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld and timely remitted with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld and remitted.

               (iii) The Company, the Subsidiaries and the Prior Subsidiaries have not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or to the Company's knowledge proposed against the Company, the Subsidiaries and the Prior Subsidiaries, nor has the Company, the Subsidiaries and the Prior Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Unaudited Balance Sheet, whether asserted or unasserted, contingent or otherwise and has not incurred any liabilities for Taxes since the date of the Unaudited Balance Sheet other than in the ordinary course of business consistent with past practices.

               (vi) The Company has made available to Parent or its legal counsel copies of all foreign, federal and state income and all state sales and use Returns filed since January 1, 1993.

               (vii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

               (viii) The Company has no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 404 of the Code.

               (xi)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

               (xiii) The Company is not, and has not been within the time period set forth in Section 897(c)(i)(A)(ii), a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is properly reflected on the Company's tax books and records.

     2.10 Restrictions on Business Activities. Except as provided in the agreements listed in the Company Disclosure Letter which were provided by the Company to Parent's representatives, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Parent acknowledges that certain agreements listed in the Company Disclosure Letter which were provided to Parent's representatives do contain acceleration provisions, notice requirements, restrictions on business, or other prohibitions which may be triggered by the Merger.

     2.11 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

          (a) The Company owns no real property, nor has it ever owned any real property. Section 2.11(a) of the Company Disclosure Letter sets forth a list of each parcel of real property currently leased by the Company with an aggregate rental value greater than $100,000 per year, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets other than real property used or held for use in its business, free and clear of any Liens (as defined in

Section 2.9(b)(vii)), except as reflected in the Company Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

          (c) In the judgment of Paul Goldner, the equipment (the "Equipment") owned or leased by the Company is, taken as a whole, adequate for the conduct of the business of the Company as currently conducted and is free of liens. Except as specifically stated here, the Company and the Shareholders make no other representations and warranties as to the Equipment, which is accepted "as is and where is."

     2.12 Intellectual Property.

          (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined below) that are used in the business of the Company as currently conducted (the "Company Intellectual Property Rights"). "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company and which are used in the Company's business without infringement on the rights of third parties.

          (b) Section 2.12 of the Company Disclosure Letter sets forth a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor in respect of any of the foregoing, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 2.12 of the Company Disclosure Letter sets forth a complete list of all third parties to whom the Company has sold or licensed any source code for the Company's software products whose source code was written during the past three years. Section 2.12 of the Company Disclosure Letter also sets forth a complete list of all material licenses, sublicenses and other agreements entered into by the Company within the last three years and pursuant to which the Company or any other person is authorized by the Company to use any Company Intellectual Property Right or other trade secret material to the Company. The Company is not in material violation of any license, sublicense or agreement described on such list. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, (A) will not cause the Company to be in violation or default under any such license, sublicense or agreement, (B) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (C) require the Company to repay any funds already received by it from a third party. Except as set forth in Schedule 2.12(b) of the Company Disclosure Letter, no claims with respect to the Company Intellectual Property Rights have been asserted against the Company, nor to the knowledge of the Shareholders are threatened against the Company or have been asserted or threatened against a third party, nor are the Shareholders aware of any reasonable basis for any claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right of any third party, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or (iii) challenging the validity, effectiveness, or ownership by the Company of any of the Company Intellectual Property Rights. All registered patents, trademarks, service marks and copyrights held by the Company and acquired during the last three years, and all significant trademarks and service marks held by the Company, whenever acquired, are valid and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation by any third party of any of the Company Intellectual Property Rights which are owned by the Company or to which the Company has exclusive rights. No Company Intellectual Property Right or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.13 Agreements, Contracts and Commitments. Except as set forth in Section
2.13 of the Company Disclosure Letter, the Company does not have continuing obligations under, is not a party to nor is it bound by:

               (i)   any collective bargaining agreements,

               (ii) any agreements or arrangements, except as required by law, that contain any severance pay or post-employment liabilities or obligations, other than as contemplated herein or in the Employment Agreements (as defined below),

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements, except bs required by law and excluding any contracts or commitments with sales persons or distributors for commissions,

               (iv) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein,

               (v)    any fidelity or surety bond or completion bond,

               (vi) any lease of personal property having annual lease payments individually in excess of $100,000,

               (vii) any agreement of indemnification or guaranty other than in the ordinary course of business,

               (viii) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (ix) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(vii) hereof,

               (x)    any construction contracts, or

               (xi) any distribution, joint marketing or development agreement except in the ordinary course of business consistent with past practices.

     The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of (i) any agreement, contract or commitment set forth in
Section 2.13 of the Company Disclosure Letter or (ii) any other material agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except (i) as otherwise disclosed in Section 2.13 of the Company Disclosure Letter, and (ii) defaults which may be triggered by the Merger, as provided in the contracts listed in the Company Disclosure Letter and provided by the Company to the Parent's representative, is not subject to any default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto.

     2.14 Interested Party Transactions. Except as set forth in Section 2.14 of the Company Disclosure Letter, no officer, director or, to the Company's and Shareholders' knowledge, employee or stockholder (nor, to the Company's and Shareholders' knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Section 2.13 of the Company Disclosure Letter; provided that passive ownership of no more than five percent (5%) of the outstanding stock of a corporation shall not be deemed an "interest in any entity" for purposes of this
Section 2.14.

     2.15 Governmental Authorization. Section 2.15 of the Company Disclosure Letter accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.16 Litigation. Except as disclosed in Section 2.16 of the Company Disclosure Letter, there is no action, suit, claim or proceeding of any nature pending or to the Company's and Shareholders' knowledge threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company. There is no investigation pending or, to the Company's and Shareholders' knowledge, threatened against the Company, its properties or any of its officers or directors, in their capacities as agents of the Company by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.17 Accounts Receivable.

          (a) Set forth in Section 2.17 of the Company Disclosure Letter is an aging of all accounts receivable of the Company reflected on the Unaudited Balance Sheet ("Accounts Receivable").

          (b) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Unaudited Balance Sheet. Except as set forth in
Section 2.17(b) of the Company Disclosure Letter, no person has any lien, pledge, charge, claim, security interest or other encumbrance of any sort on any of such Accounts Receivable, and the Company has not received any written notice nor made any agreement for deduction or discount with respect to any of such Accounts Receivable greater than $25,000 in the aggregate.

     2.18 Customers and Suppliers. To the best knowledge of the Company or the Shareholders, there are no unfilled customer orders in excess of $100,000 not in the ordinary course of business. Section 2.18 of the Company Disclosure Letter sets forth a list of each customer that accounted for more than 5% of the revenues of the Company during the eleven (11) months ended December 31, 1996 and the amount of revenues accounted for by such customer during such period.

     2.19 Minutes. The minutes of the Company made available to counsel for Parent contain an accurate summary of all material actions taken at the meetings of directors (or committees thereof) and stockholders or actions by written consent.

     2.20 Environmental Matters.

          (a) Hazardous Material. To the best knowledge of the Company and the Shareholders, except as set forth in Section 2.20 of the Company Disclosure Letter, neither the Company nor the Shareholders have been notified by any Governmental entity or third party that the Company, any of its employees or independent contractors have illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies, heating and cooling equipment and computer, copier and printer supplies properly and safely maintained, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any (i) material environmental approvals, permits, licenses, clearances and consents or (ii) any transportation, storage, use, or disposal of any Hazardous Materials in violation of any law in effect on or before the Closing Date.

     2.21 Brokers' and Finders' Fees. Except as set forth in Section 2.21 of the Company Disclosure Letter, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby including, without limitation, any claims made by Veronis, Suhler & Associates, Inc. against the Company or the Surviving Corporation.

     2.22 Employee Benefit Plans and Compensation.

          (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c) or (m) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise; provided, however, that such term shall not refer to the Database America Companies Retirement Plan ("ESOP"), originally effective as of February 1, 1975 and as amended to date;

               (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

               (v) "Employee Agreement" shall refer to each employment, severance, consulting or similar agreement or contract between the Company or any Affiliate and any Employee;

               (vi)   "IRS" shall mean the Internal Revenue Service;

               (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

               (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA; provided, however that such term shall not refer to the ESOP.

          (b) Schedule. Section 2.22(b) of the Company Disclosure Letter contains an accurate and complete list of (i) each Employee of the Company as of January 1, 1997, each Employee's salary as of January 1, 1997 and each Employee's years of service with the Company as of January 1, 1997, and (ii) each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents. The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the U.S. Department of Labor ("DOL") with respect to any Company Employee Plan; and (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating o any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

          (d) Employee Plan Compliance. (i) The Company and its Affiliates (as defined above) have performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Sections 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e) Pension Plans. Each Pension Plan, and each related trust, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company or any Affiliate, is qualified and tax exempt under the provisions of Code Sections 401(a) and 501(a) and has been so qualified at all times during the period from its adoption through the Closing. As of the Closing, each Pension Plan and each related trust, annuity contract or other funding instrument which covers or has at any time covered employees or former employees of the Company or its Affiliates, complies with, and has at all times prior to the Closing been maintained in compliance with, its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to each such Pension Plan, including without limitation, ERISA and the Code. No event has occurred in connection with which the Company, any Affiliate of the Company or any such Pension Plan, could, directly or indirectly, be subject to any liability under ERISA, the Code or any other law, regulation or governmental order under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company or any Affiliate has agreed to indemnify, or is required to indemnify, any person against any liability incurred under, or for a violation or failure to satisfy the requirements of any such statute, regulation or order. The Company and its Affiliates do not now, nor have any of them at any time ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations. Except as set forth in Section 2.22(g) of the Company Disclosure Letter, no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and neither the Company nor any Affiliate has represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, other than as provided elsewhere for the Employment Termination Agreements.

          (i) Employment Termination Agreements. The Employment Termination Agreement Release and Note, in substantially the form attached hereto as Exhibit C, will terminate all liabilities and obligations of the Company under the Company's Pre-Merger Employment Agreements with such individuals.

          (j) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (k) Labor. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. The Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.23 [Intentionally left blank.]

     2.24 Insurance. Section 2.24 of the Company Disclosure Letter lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.25 Permits. Section 2.25 of the Company Disclosure Letter sets forth a list of all material permits (including without limitation those relating to the occupancy or use of real property) issued to or held by the Company (the "Permits"). Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted and as currently proposed to be conducted, except for those the absence of which would not have a Material Adverse Effect on the Company. Each such Permit is in full force and effect and, to the best knowledge of the Company and Shareholders, no suspension or cancellation of such Permit is threatened, and the Company and Shareholders are not aware of any basis for believing that such Permit will not be renewable upon expiration. Each such Permit will be in full force and effect immediately following the Closing and will not expire or terminate as a result of the Merger.

     2.26 Compliance with Laws. The Company has complied in all material respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

     2.27 Complete Copies of Materials. The Company has delivered or made available to Parent true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Company Disclosure Letter or that has been requested by Parent or its counsel. Without in any way limiting the generality of the foregoing, to the extent that the Company has delivered any of the foregoing to Parent, such copies are true and complete.

     2.28 Warranties; Indemnities. Section 2.28 of the Company Disclosure Letter indicates all warranty and indemnity claims in excess of $100,000 in the aggregate by any one customer made against the Company.

     2.29 Representations Complete. None of the representations or warranties made by the Company and the Shareholders (as modified by the Company Disclosure Letter hereunder), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.30 Company Disclosure Letter. Parent and Merger Sub are acknowledged to have accepted the matters disclosed in the Company Disclosure Letter and the matters set forth in those agreements listed in the Company Disclosure Letter which were provided to Parent's representatives as exceptions or qualifications to these representations and warranties contained in Article II of this Agreement. Matters disclosed under one section of the Company Disclosure Letter which are apparent from examination to be relevant to other sections of the Company Disclosure Letter are deemed disclosed under such other sections as well.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company and the Shareholders as follows:

     3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, or results of operations of Parent or the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

     3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into the Transaction Agreements and to consummate the transactions contemplated hereby. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, upon delivery, the other Transaction Agreements will have been duly executed and delivered by Parent and Merger Sub. The Transaction Agreements constitute (or upon delivery will constitute) the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of the Transaction Agreements do not and will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent and Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of the Transaction Agreements by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger with the New Jersey Secretary of State and the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (iii) such filings as may be required under the HSR Act and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby.

     3.3 Cash Consideration. At the Effective Time of the Merger, Parent will have available sufficient cash to enable it to perform its obligations under this Agreement.

     3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of (i) its annual report on Form 10-K for the fiscal year ended December 31, 1995 and (ii) its quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities and Exchange Act of 1934, as amended, (the "Exchange Act"), all in the form (including exhibits) so filed, (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Parent, included in the SEC Documents (the "Parent Financial Statements") comply with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent accounting policies except as described in the notes to Parent Financial Statements. Parent has no material obligations other than (i) those set forth in the previously filed Parent Financial Statements and (ii) those not required to be set forth in Parent Financial Statements under generally accepted accounting principles, as of the respective dates of the financial statements. Except for leveraged transactions incurred by Parent in contemplation of this Agreement and the Transaction Agreements, there has been no material adverse change in the financial condition of the Parent since September 30, 1996.

     3.5 Parent Common Stock. The shares of Parent Common Stock, when issued in the Merger in compliance with this Agreement, will be validly issued, fully paid and nonassessable. All shares of Parent Common Stock, issued in the Merger, will not be registered under the Securities Act of 1933, as amended, and will be subject to registration rights and restrictions on transfer pursuant to the Registration Rights and Stock Restriction Agreement attached hereto as Exhibit
D. The authorized capital stock of the Parent consists of 75,000,000 shares of Common Stock, of which 22,265,960 shares were issued and 22,100,960 were outstanding as of January 31, 1997. As of January 31, 1997 there are 4,000,000 shares of Common Stock authorized to be issued under the Parent's 1992 Stock Option Plan of which options for 2,556,900 shares had been granted as of January 31, 1997.

     3.6 Continuity of Business Enterprise. Following the Effective Time, Parent and Merger Sub will take no action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. In particular, after the Effective Time, Parent and Merger Sub will either continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation (S) 1.368-1(d). To the knowledge of Parent and Merger Sub, the Merger does qualify as a reorganization within the meaning of
Section 368(a) of the Code. Section 1.5 above sets forth certain obligations of Parent if it is determined by the Internal Revenue Service or any state taxing authority that the Merger is a taxable transaction.

     3.7 Dispositions After Closing. Parent and Merger Sub currently have no intention to dispose of the Company's business or any substantial assets of the Company within the two years after the Closing.


                                  ARTICLE IV

                             ADDITIONAL AGREEMENTS

     4.1 Registration Rights and Stock Restriction Agreement. Parent shall grant the holders of Parent Common Stock issued in the Merger the registration rights set forth in the Registration Rights and Stock Restriction Agreement attached hereto as Exhibit D.

     4.2 Non-Competition and Employment Agreements. At or before the Closing, Parent will enter into Non-Competition Agreements with each of Paul Goldner, Al Ambrosino, Mark Goldner, Ed Burnett, Charles Frigon and Michael Frost and their spouses in the forms agreed upon with each of those parties, and Parent and the Merger Sub will enter into Employment and Non-Competition Agreements with each of Paul Goldner, Al Ambrosino, Mark Goldner, John Ripa, Steve Kayner, Jeff Brenner and Fred Palmieri in the forms agreed upon with each of those parties. The Non-Competition Agreement with Paul Goldner provides that Parent will make a non-competition payment of $1,125,000 to him at the Closing.

     4.3 Consents. Each of Parent and the Company shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. The Merger will not be conditioned upon, or delayed in order to seek, the receipt of a favorable ruling from the Internal Revenue Service with respect to the tax treatment of the Merger. After the Closing, Paul Goldner shall use his reasonable best efforts to help the Parent and the Surviving Corporation obtain all consents, waivers and approvals required (including the consents and approvals listed in Section 2.5 of the Company Disclosure Letter) under any of the Company's agreements, contracts, licenses and leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger as requested by Parent or the Surviving Corporation.

     4.4 Continuity of Interest. At or before the Closing, the Shareholders shall execute and deliver to Parent a Continuity of Interest Certificate in a form to be agreed to by the parties.

     4.5 FIRPTA Compliance. At the Closing, the Company and Shareholders shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3). The Surviving Corporation shall retain the FIRPTA Form for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of the Company immediately prior to the Merger. In consequence of the approval of the Merger by the Shareholders, (i) such Shareholders shall be considered to have requested that the FIRPTA Form be delivered to the Surviving Corporation as their agent and (ii) the Surviving Corporation shall be considered to have received a copy of the FIRPTA Form at the request of the DBA shareholders for purposes of satisfying the Surviving Corporation's obligations under Treasury Regulation
Section 1.1445-2(c)(3). The Surviving Corporation shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     4.6 Legal Requirements. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     4.7 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     4.8 Board of Directors of Parent. The Parent shall cause Paul Goldner to be elected to the Board of Directors of Parent for the period beginning on the Closing and ended at the annual meeting of the shareholders of the Parent to take place in the second fiscal quarter of 1999. If at any time thereafter Paul Goldner is not reelected to the Board (except through his own decision not to stand for reelection), the Registration Rights and Stock Restriction Agreement will provide that the restrictions on transfer set forth in Section 2(c) thereof will no longer be applicable.

     4.9  Parent Stock Options.

          (a) A pool of options to purchase up to 190,000 shares of Parent Common Stock (the "Company Option Pool"), shall be granted to Company employees, except for Paul Goldner, immediately following the Effective Time. The exercise price of such options shall be at fair market value at the time of grant. Such option pool shall be allocated to any employees of the Company in such amounts as have been agreed to by the Company and Parent. The options granted pursuant to the Company Option Pool shall vest in accordance with typical vesting periods applicable to options issued by Parent and shall be issued as "incentive stock options" pursuant to Internal Revenue Code Section 422 to the maximum exteht permitted under such section.

          (b) An option to purchase 180,000 shares of Parent Common Stock shall be granted to Paul Goldner immediately following the Effective Time with an exercise price equal to the fair market value at the time of grant. Such option shall have the terms set forth in Section 2(e) of Paul Goldner's Employment and Non-Competition Agreement.

     4.10 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other transaction fees and expenses ("Transaction Expenses") incurred by a party or its stockholders in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, provided, however, that if any Transaction Expenses of the Company, incurred or expected to be incurred in connection with the Merger as described above, are not paid as of the Settlement Date, they will be estimated in good faith by Parent and Paul Goldner and deducted from the net tangible asset value of the Company as reflected in the January 31, 1997 financial statements and will thereby reduce the Final Purchase Price by that amount. If actual Transaction Expenses differ from the estimate, then the Final Purchase Price will be adjusted, and payments made or refunded, accordingly.

     4.11 Retirement Benefits. The retirement benefit plans provided by ABI or the Successor Corporation for the benefit of the employees of DBA will be no worse than equivalent to the retirement benefit plans provided by ABI for the benefit of its own employees unless, at some point in the future, differences in the business conditions in the different geographic regions justify the development of different plans.

     4.12 Parent Trading Window. Parent will prohibit its officers and directors from trading in Parent Common Stock Prior to the Closing.

     4.13 Severance of Company Employees. If, within twelve months after the Closing Date, any employee of Parent or Surviving Corporation who was an employee of the Company on the Closing Date is terminated by Parent or Surviving Corporation without Cause, the terminated employee shall receive a severance payment from Parent or Surviving Corporation equal to one month of base salary for every year of employment with the Company (pro rated for any fractional year worked). For purposes of this Section 4.13, "Cause" is defined as the employee's termination only upon the occurrence of any of the following:

               (i) Employee's failure to perform his or her duties to the Company or Surviving Corporation in a satisfactory manner in the judgment of Paul Goldner following notice to the Employee and a reasonable opportunity to improve his or her performance;

               (ii) Employee has engaged in willful and material misconduct, in Paul Goldner's judgment, including willful and material failure to perform his or her duties as an officer or employee of the Company or Surviving Corporation or a material breach of the Transaction Agreements and has failed to "cure" such default within thirty (30) days after receipt of written notice of default from the Parent or Surviving Corporation;

               (iii) The commission of an act of fraud or embezzlement which results in loss, damage or injury to the Company or Surviving Corporation, whether directly or indirectly;

               (iv) Employee's use of narcotics, liquor or illicit drugs that, in Paul Goldner's judgment, has had a detrimental effect on the performance of his or her employment responsibilities;

               (v) The arrest, indictment or filing of charges relating to a felony either in the judgment of Paul Goldner in connection with the performance of the employee's obligations to the Company or Surviving Corporation or which in the judgment of Paul Goldner shall adversely affect the employee's ability to perform such obligations;

               (vi) Gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of the Transaction Agreements or any other agreement in favor of the Company or Surviving Corporation; or

               (vii) The commission of an act which constitutes unfair competition with the Company, Parent or Surviving Corporation.

     For purposes of this Section 4.13, if Paul Goldner's employment with Parent is terminated due to death or disability, then the relevant terms of this
Section 4.13, requiring the judgment of Paul Goldner, shall require the judgment of Al Ambrosino or, if he is no longer an officer of the Surviving Corporation, of Mark Goldner or, in his absence, the President of the Surviving Corporation.

     4.14 Limitations of Liability. The liability of the Shareholders under this Agreement for breaches of the representations and warranties contained in this Agreement or for breaches of covenants or agreements to be performed by the Company or the Shareholders before Closing shall not exceed ten percent (10%) of the Final Purchase Price, including payments made from the Escrow Account and payments made directly by the Shareholders. Furthermore, claims for indemnification pursuant to this Agreement must be made within the time limits set forth in Section 6.5(c). However, nothing in this Section 4.14, in Article VI or elsewhere in this Agreement shall limit in any manner (whether by time, amount or otherwise) any remedy at law or in equity to which Parent may be entitled as a result of actual fraud by the Company or Shareholders.


                                   ARTICLE V

                           CONDITIONS TO THE MERGER

     5.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b) Registration Rights and Stock Restriction Agreements. The Registration Rights and Stock Restriction Agreement described in Section 4.1 shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

          (c) Non-Competition and Employment and Non-Competition Agreements. The Non-Competition Agreements and the Employment and Non-Competition Agreements described in Section 4.2 shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

          (d) Government Approvals. The pre-merger notification period for the HSR Act shall have expired or terminated and each of Parent and Company shall have obtained all other consents and approvals required from governmental authorities for the consummation of the transactions contemplated by this Agreement.

     5.2 Additional Conditions to Obligations of Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time, and each of Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b) Certificate of Parent. The Company shall have been provided with a certificate executed on behalf of Parent by an Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by Parent and Merger Sub under this Agreement are true and complete; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by the Parent and Merger Sub on or before such date have been so performed.

          (c) Legal Opinion. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, legal counsel to Parent and Merger Sub, substantially in the form of Exhibit E hereto.

     5.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, and the Company and the Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b) Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by the Company in this

Agreement are true and correct; and

               (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company and the Shareholders on or before such date have been so performed.

          (c) Legal Opinion. Parent shall have received a legal opinion from Sokol, Behot, Fiorenzo, legal counsel to the Company, substantially in the form of Exhibit F hereto.

          (d) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Parent, Merger Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

          (e) Employment Termination Agreement. Al Ambrosino, Ed Burnett, Charles Frigon and Michael Frost shall have executed Employment Termination Agreements as described in Section 1.4(h) hereof.


                                  ARTICLE VI

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     6.1  Indemnification by the Shareholders.

          (a) If the Closing has occurred, subject to the terms and conditions of this Article VI, the Shareholders shall indemnify the Surviving Corporation and Parent, and their respective officers, directors, agents and representatives (the "Indemnitees"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities, excise and other taxes, judgments and deficiencies (including without limitation amounts paid in settlement and interest but excluding legal and accounting fees), offset or reduced by the amount of any insurance proceeds received by Parent or the Surviving Corporation in respect of any of the foregoing, incurred or suffered by any of the Indemnitees ("Damages") resulting from, relating to or in connection with

               (i) any misrepresentation or breach of warranty of the Company or the Shareholders contained in this Agreement (disregarding, for purposes of determining the existence of a misrepresentation or breach of warranty under this Section 6.1(a), any requirement in a representation or warranty that an event or fact be material, meet a certain minimum dollar threshold or have a Material Adverse Effect, in order for such event or fact to constitute a misrepresentation or breach of warranty, other than for the representations and warranties in Section 2.1, 2.5, 2.6, 2.7 and 2.8, for which the dollar limits and materiality qualifications will apply),

               (ii) any failure of the Company or Shareholders to perform any covenant or agreement contained in this Agreement and required to be performed prior to Closing,

               (iii) the ESOP, and

               (iv) any claims by the employees who enter Employment Termination Agreements relating to either the Pre-Merger Employment Agreements or the Employment Termination Agreements, other than a failure of the Company to make payments on the notes issued pursuant to the Employment Termination Agreements, provided that the Shareholders' indemnification obligation shall include any claims by such employees relating to the Company's audited financial statements for the year ended January 31, 1997 or the determination of the Final Purchase Price.

          (b) To secure the indemnification obligations of the Shareholders to the Indemnitees, the Escrow Shares and Escrow Cash will be deposited into escrow with the Escrow Agent in accordance with Section 1.4 hereof and the Escrow Agreement. The Escrow Shares shall not be assignable or transferable.

          (c) As a term of the Merger, the Shareholders acknowledge that their indemnification obligations hereunder are solely in their capacity as former shareholders of the Company, and, accordingly, the indemnification obligations in this Article VI shall not entitle any current or former officer, director or employee of the Company to any indemnification from the Company pursuant to the Restated Articles of Incorporation, Amended By-laws or any agreement with the Company.

          (d) To the extent the Trustees of the Paul A. Goldner Retained Annuity Trust and the Trustees of the Database America Companies Retirement Trust incur any liability as Shareholders for damages resulting from breaches of representations and warranties made by the Company or Shareholders in this Agreement or from a failure of a Shareholder or the Company to perform or comply with any covenant made by Shareholder or the Company in this Agreement, such liability shall be secured by and enforceable against the assets of the respective trusts (or against the beneficiaries to the extent trust assets have been distributed) but not by or against the trustees as individuals or their individual assets.

     6.2  Method of Asserting Claims.

          (a) Prior to the first anniversary of the Effective Time or within thirty (30) days after the lapse of the relevant statute of limitations pursuant to Section 6.4 hereof, each Indemnitee shall give written notice (the "Claim Notice") to the Escrow Agent and the Representative, as agent for the Shareholders, of any and all claims or events known to it which gives rise or may give rise to a claim for indemnification hereunder by the Indemnitee against the Shareholders (an "Indemnifiable Claim"). The Claim Notice shall specify the nature and estimated amount of such Damages (the "Claimed Amount"). In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any Person who is not a party to this Agreement (a "Third-Party Claim"), prior to the first anniversary of the Effective Time or within thirty
(30) days after the lapse of the relevant statute of limitations pursuant to
Section 6.4 hereof, the Indemnitee also shall give the Representative, as agent for the Shareholders, copies of any written claims, process or legal pleadings with respect to such Third-Party Claim.

          (b) Within forty-five (45) days after delivery of a Claim Notice, the Representative shall notify the Parent and the Escrow Agent in writing of his objections, if any, to the Claim. Payments from the Escrow Account shall be made, and disputes shall be resolved, as set forth in the Escrow Agreement.

     6.3  Third Party Claims.

          (a) Except as otherwise provided in paragraph (c) below, the Representative, as agent for the Shareholders, may elect to compromise or defend, at the Shareholders' own expense and by the Shareholders' own counsel reasonably satisfactory to the Indemnitee, any Third-Party Claim; provided that
(i) the Representative provides the Indemnitee with reasonable evidence that the Shareholders will have the financial resources to defend against such claim and fulfill their indemnification obligations hereunder; and (ii) the giving of a Defense Notice (as defined below) by the Representative shall constitute an acknowledgment by the Shareholders of their obligation to indemnify the Indemnitee with respect to such Third-Party Claim in accordance with the terms of this Article VII. If the Representative, as agent for the Shareholders, elects to compromise or defend a Third-Party Claim, the Representative shall, within thirty (30) days of its receipt of the notice provided pursuant to
Section 6.2(a) hereof (or sooner, if the nature of such Third-Party Claim so requires), notify the related Indemnitee of its intent to do so (a "Defense Notice"), and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third-Party Claim. The Shareholders shall be responsible for the payment of such Indemnitee's actual out-of-pocket expenses (other than legal and accounting fees) incurred in connection with such cooperation, and such expenses shall constitute Damages incurred or suffered by Parent within the mevning of Section 6.1(a) hereof. After notice from the Representative, as agent for the Shareholders, to an Indemnitee of its election to assume the defense of a Third-Party Claim, the Shareholders shall not be liable to such Indemnitee under this Article VI for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof. If the Representative, as agent for the Shareholders, elects not to compromise or defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 6.3, such Indemnitee may pay, compromise or defend such Third-Party Claim on behalf of and for the account and risk of the Shareholders (and any amount paid or expenses incurred in connection therewith shall constitute Damages incurred or suffered by Parent within the meaning of
Section 6.1(a) hereof). The Representative may not consent to entry of any judgment or enter into any settlement without the written consent of each related Indemnitee

(which consent shall not be unreasonably withheld), unless such judgment or settlement provides solely for money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such Third-Party Claim.

          (b) In respect of any claim, action, suit or proceeding brought by a taxing authority in respect of Taxes for which the Shareholders may be required to indemnify the Parent and/or the Surviving Corporation (a "Tax Claim"), the Representative, as agent for the Shareholders, shall have the sole right to control any Tax Claim, provided, however, that the Representative shall provide the Indemnitee with copies of all correspondence with any taxing authority in connection with any such Tax Claim and shall keep the Indemnitee reasonably informed of all progress with such taxing authority, and provided further that the Representative shall consult with the Indemnitee in good faith in contesting any proposed adjustment and shall consider any reasonable advice from the Indemnitee concerning such Tax Claim so long as the Representative, as agent for the Shareholders, shall (subject to the immediately following sentence) ultimately be entitled to control any such Tax Claim concerning any indemnity obligation of the Shareholders. The Representative shall not be entitled to compromise or settle any Tax liability of the Company for any Pre-Closing Period that would have the effect of materially decreasing the Company's deductions for credits or materially increasing the Company's taxable income for any taxable year or period subsequent to the Pre-Closing Period without the prior written consent of Parent, which consent shall not be unreasonably withheld. Parent and Merger Sub will cooperate fully with Representative in defending any Tax Claim.

          (c) If there is a reasonable likelihood that a Third-Party Claim may have a material adverse effect on an Indemnitee, other than as a result of money damages or other money payments for which such Indemnitee is entitled to indemnification hereunder, such Indemnitee will have the right, after consultation with the Representative, and at the cost and expense of the Shareholders (which costs and expenses, other than legal and accounting fees, shall constitute Damages within the meaning of Section 6.1(a) hereof to the extent provided therein), to defend such Third-Party Claim. If the Third-Party Claim involves a third party with whom Parent or the Surviving Corporation has a significant on-going or prospective relationship, the Indemnitee will have the right, after consultation with the Representative, and at the cost and expense of the Shareholders (which costs and expenses, other than legal and accounting fees, shall constitute Damages within the meaning of Section 6.1(a) hereof to the extent provided therein), to defend such Third-Party Claim; provided that the Shareholders shall not be obligated to pay Damages to the extent it is determined (by agreement between the Representative and Indemnitees or by arbitration or court judgment) that the Third-Party Claim was settled on terms that were not fair and reasonable to the Indemnitors.

     6.4 Survival. The representations and warranties of the Company set forth in this Agreement shall survive the Closing and shall continue until one (1) year after the Effective

 Time; provided however, that the representations and warranties in Section 2.9 and Section 2.22 hereof shall survive until the expiration of the relevant statutes of limitations. This Section 6.4 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing or Effective Time. The representations and warranties shall not be affected by any examination made for or on behalf of Parent or the knowledge of any of Parent's officers, directors, stockholders, employees or agents, except that the representations and warranties are qualified by the matters disclosed in the Company Disclosure Letter and the matters set forth in the agreements listed in the Company Disclosure Letter and provided to Parent's representatives, and Parent is agreed to have knowledge of such matters. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this
Section 6.4, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim. Neither the Parent nor the Surviving Corporation shall grant any extensions to the statute of limitations without the written consent of the Shareholders.

     6.5  Limitations

          (a) There shall be indemnity "baskets" for claims under Section 6.1(a)(i), (ii) and (iii), but not for claims under Section 6.1(a)(iv). Except as otherwise expressly provided herein (including, without limitation, Section 6.5(b)), the Shareholders shall not be liable under this Article VI unless and until the aggregate amount of Damages incurred or suffered by Indemnitees (other than Damages pursuant to Section 6.1(a)(iv)) exceeds $100,000, (at which point the Shareholders shall become liable for the entire amount of such Damages in excess of $50,000). For purposes of the preceding sentence, no independent claims of less than $1,000 may be made; provided however, that all claims arising out of a common set of facts shall be aggregated for purposes of determining whether the $1,000 threshold has been met.

          (b) The Shareholders' liability under this Article VI (including amounts paid to Parent from the Escrow Account, exclusive of interest) shall not exceed the limit set forth in Section 4.14. The Shareholders shall only be liable for Damages pursuant to Section 6.1(a)(iii) to the extent such Damages exceed $550,000. There shall be no minimum limit or "Basket" for Damages pursuant to Section 6.1(a)(iv).

          (c) No claim for indemnification pursuant to Section 6.1 shall be made unless asserted by a written notice given to the Representative on or before one
(1) year from the Effective Time except that notice of claims for indemnification relating to breaches of the representations and warranties in
Section 2.9 (Tax and Other Returns and Reports) and Section 2.22 (Employee Benefit Plans and Compensation) and claims for indemnification pursuant to Sections 6.1(a)(iii) and 6.1(a)(iv) may be made at any time prior to thirty (30) days after the expiration of the relevant statute of limitation.

          (d)  All Damages arising with respect to the representations made in
Section 2.22 or included within the scope of Section 6.1(a)(iii) shall be solely the liability of, and charged to, Shareholders other than the Trustees of the Database America Companies Retirement Trust or to the portion of the Escrow Account allocable to such Shareholders. In the event the Pro Rata Interests (as defined in the Escrow Agreement and set forth in Schedule 1 of the Escrow Agreement) change as a result of this Section 6.5(d), the Representative shall notify and instruct the Escrow Agent to change the Pro Rata Interests and amend
Schedule 1 pursuant to Section 1(e) of the Escrow Agreement.

     6.6 Claims Brought After One Year. Pursuant to Section 6.5(c), certain claims for indemnification may be brought more than one year after the Effective Time. The Indemnitees shall give notice of any such claim to the Representative, and the Representative shall respond, as set forth in Section 6.2, except that no communications need be made to the Escrow Agent if the Escrow Account has been fully disbursed. Any disputes shall be settled by arbitration in the manner set forth in Section 3(g) of the Escrow Agreement. Damages shall be paid within ten (10) days after the amount is determined by agreement or by arbitrator's decision. Except as provided in Section 6.1(d) and 6.5(d) above, the Trustees (and the beneficiaries of the ESOP Trust, if disbursed) shall be severally liable for the Trustee's Pro Rata Interest (as defined in the Escrow Agreement) of any such Damages. The other Shareholders shall be jointly and severally liable for any such Damages.

     6.7  The Representative.

          (a) The Company and the Shareholders hereby authorize, direct and appoint Paul Goldner to act as sole and exclusive agent, attorney-in-fact and representative of the Shareholders (the "Representative"), and authorizes and directs the Representative to (i) take any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses for the account of the Shareholders (which will constitute Damages incurred or suffered by Parent within the meaning of Section 6.1(a) hereof) and making any and all determinations) which may be required or permitted by this Agreement or the Escrow Agreement to be taken by the Shareholders or the Representative, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder and under the Escrow Agreement in connection with the transactions contemplated hereby and thereby and (iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each Indemnitor as if such Indemnitor personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Indemnitor's individual capacity. Notwithstanding any other provision of this Agreement, if the Closing occurs, then with respect to the matters covered by Article VI, (i) each of the Shareholders irrevocably relinquishes such Shareholders' right to act independently and other than through the Representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in Section 6.7(b) below, and (ii) no Shareholders shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against the Company, Parent or the Escrow Agent with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with this Agreement and the Escrow Agreement.

          (b) The Representative shall serve as Representative until his resignation, removal from office, incapacity or death; provided, however, that the Representative shall not have the right to resign without (A) prior written notice to the Shareholders and (B) picking a successor reasonably satisfactory to Parent to serve until a successor thereto is elected by the Shareholders. The Representative may be removed at any time, and a successor representative, reasonably satisfactory to Parent, may be appointed, pursuant to written action by Shareholders who, immediately prior to the Effective Time, held shares of Company Common Stock constituting 66 2/3% or more of all such shares then outstanding. Any successor to the Representative shall, for purposes of this Agreement and the Escrow Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "Representative" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Agreement, the Registration Rights and Stock Restriction Agreement and the Escrow Agreement.

          (c) The Representative shall be permitted to retain counsel, consultants and other advisors and shall promptly notify Parent after retaining any such person.

          (d) The provisions of this Section 6.7 shall in no way impose any obligations on Parent (other than those set forth in paragraph (c) above). In particular, notwithstanding any notice received by Parent to the contrary (except any notice of the appointment of a successor Representative approved by Parent in accordance with paragraph (b) of this Section 6.7), Parent (i) shall be fully protected in relying upon and shall be entitled to rely upon, shall have no liability to the Shareholders with respect to, and shall be indemnified by the Shareholders from and against all liability arising out of (any such indemnifiable amounts constituting Damages within the meaning of Section 6.1(a) hereof) actions, decisions and determinations of the Representative and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the Shareholders.

          (e) The Representative shall not be liable to the Shareholders for the performance of any act or the failure to act so long as he acted or failed to act in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Shareholders.

     6.8  Indemnification by the Parent.

          (a) Indemnity. If the Closing has occurred, subject to the terms and conditions of this Section 6.8, Parent shall indemnify the Shareholders from and in respect of all, and hold the Shareholders harmless against, any and all damages, fines, penalties, losses, liabilities, judgments and deficiencies (including without limitation amounts paid in settlement and interest) ("Shareholder Damages") resulting from, relating to or in connection with any misrepresentation or breach of warranty of the Parent or Merger Sub contained in this Agreement or any failure of Parent or Merger Sub to perform any covenant or agreement contained in this Agreement and required to be performed before Closing.

          (b) Survival. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall survive the Closing and shall continue until one (1) year after the Effective Time. The representations and warranties shall not be affected by any examination made for or on behalf of the Company or Shareholders or the knowledge of any of the Company's officers, directors, stockholders, employees or agents. Notwithstanding anything to the contrary herein, if a claim for indemnification is made before the expiration of the periods of survival set forth above in this Section 6.8, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim. This Section 6.8 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing or Effective
Time.

          (c)  Limitations. Except as otherwise expressly provided herein or in
Section 1.4(i), Parent and Merger Sub shall not be liable under this Section 6.8 unless and until the aggregate amount of Shareholder Damages incurred or suffered by the Shareholders exceeds $100,000, (at which point Parent and Merger Sub shall become liable for the entire amount of Shareholder Damages in excess of $50,000). Furthermore, the liability of Parent and Merger Sub under this
Section 6.8 shall not exceed ten percent (10%) of the Final Purchase Price. Nothing in this Section 6.8 shall limit, in any manner (whether by time, amount, procedure or otherwise) any remedy at law or in equity to which the Shareholders may be entitled as a result of actual fraud by Parent or Merger Sub. No claim for indemnification pursuant to Section 6.8 shall be made unless asserted by a written notice given to Parent on or before one (1) year from the Effective Time.


                                  ARTICLE VII

                             AMENDMENT AND WAIVER

     7.1 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.2 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger

Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE VIII

                                  DEFINITIONS

     For purposes of this Agreement, each of the following terms is defined in the Section of this Agreement indicated below:


DEFINED TERM:

SECTION:



"Accounts Receivable"
2.17(a)


"Affiliate"
2.22(a)(i)


"Audited Balance Sheet"
2.6


"Brokered Lists"
1.4(b)


"Cash Portion"
1.4(d)


"Cause"
4.13

"Certificates of Merger"
1.2


"Claim Notice"
6.2(a)


"Claimed Amount"
6.2(a)


"Closing"
1.2


"Closing Date"
1.2


"Code"
Recitals


"Commercial Software"
2.12(a)


"Common Stock"
2.2(a)


"Company"
2.3


"Company Authorizations"
2.15


"Company Common Stock"
Recitals

"Company Disclosure Letter"
2.0


"Company Employee Plan"
2.22(a)(iii)


"Company Intellectual Property Rights"
2.12(a)


"Company Option Pool"
4.9


"Company Warrants"
2.2(b)


"Conflict"
2.5


"Contract"
2.13


"Damages"
6.1(a)


"Defense Notice"
6.3(a)


"DOL"
2.22(c)


"Effective Time"
1.2


"Employee"

2.22(a)(iv)


"Employee Agreement"
2.22(a)(v)


"Employee Payments"
4.10


"Employment and Non-Competition Agreements"
4.2


"Employment Termination Agreements"
1.4(h)


"Equipment"
2.11(c)


"ERISA"
2.22(a)(ii)


"Escrow Agent"
1.2


"Escrow Agreement"
1.2


"Escrow Cash"
1.4(e)


"Escrow Shares"
1.4(e)


"ESOP"
2.22(a)(iii)

"ESOP Trust"
1.4(e)


"Exchange Act"
3.4


"Final Purchase Price"
1.4(b)


"Financial Statements"
2.6


"Founders"
Recitals


"GAAP"
1.4(b)


"Governmental Entity"
2.5


"Hazardous Material"
2.20(a)


"HSR Act"
2.5


"Indemnitees"
6.1(a)


"Indemnifiable Claim"
6.2(a)

"IRS"
2.22(a)(vi)


"Liens"
2.9(b)(vii)


"Material Adverse Effect"
2.1


"Merger"
Recitals


"Merger Sub"
Recitals


"Multiemployer Plan"
2.22(a)(vii)


"Non-Competition Agreement"
4.2


"Parent"
Recitals


"Parent Common Stock"
Recitals


"Parent Financial Statements"
3.4


"Parent Stock Price"
1.4(d)


"Pension Plan"

2.22(a)(viii)


"Permits"
2.25


"Preliminary Purchase Price
1.4(c)


"Pre-Merger Employment Agreements"
1.4(h)


"Prior Subsidiaries"
2.3


"Registration Rights and Stock Restriction Agreement"
3.5


"Representative"
6.7(a)


"Returns"
2.9(b)(i)


"SEC"
3.4


"SEC Documents"
3.4


"Settlement"
1.4(b)


"Settlement Date"
1.4(b)

"Shareholders"
Recitals


"Shareholder Damages"
6.8(a)


"Stock Portion"
1.4(d)


"Subsidiaries"
2.3


"Surviving Corporation"
1.1


"Tax" or "Taxes"
2.9(a)


"Tax Claim"
6.3(b)


"Tax Exempt Use Property"
2.9(b)(ix)


"Third-Party Claims"
6.2(a)


"Transaction Agreements"
2.5


"Transaction Expenses"
4.11

"Trustees"
Recitals


"Unaudited Balance Sheet"
2.6


"United States real property holding corporation"
2.9(b)(xiii)



                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to: American Business Information,
Inc.
                                  5711 S. 86th Circle
                                  Omaha, NE  68127
                                  Facsimile No.:  (402) 339-0265
                                  Attention:  Chairman

               with a copy to:    Wilson Sonsini Goodrich & Rosati, P.C.
                                  650 Page Mill Road
                                  Palo Alto, CA 94304-1050
                                  Attention:   Francis S. Currie, Esq.
                                  Facsimile No.:  (415) 493-6811

          (b)  if to the Company, to:     DBA Holdings, Inc.
                                          100 Paragon Drive
                                          Montvale, NJ 07645-0416
                                          Attention:   Paul Goldner
                                          Facsimile No.:  (201) 476-2403

               with a copy to:    Sokol, Behot, Fiorenzo
                                  433 Hackensack Avenue
                                  Hackensack, NJ 07601

                                  Attention:   Leon Sokol
                                  Facsimile No.:  (201) 488-6541

          (c)  if to the Escrow Agent, to:    First Union National Bank of North
Carolina
                                  230 South Tryon Street, 9th Floor
                                  Charlotte, NC 28288-1179
                                  Attention:   Shannon Stahel, Trust Officer
                                  Facsimile No.:  (704) 383-7316

     9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 Entire Agreement; Assignment. This Agreement, the Company Disclosure Letter, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreements, which shall remain in full force and effect in accordance with their respective terms; (b) are not intended to confer upon any other person any rights or remedies hereunder except that the Representative and the Escrow Agent shall have the express rights articulated in Articles VII and VIII hereof and in the Escrow Agreement and the holders of Company Common Stock shall be entitled to enforce Parent's obligation, if any, under Exhibit A hereto; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as consideration of the Agreement is not materially affected for any party hereof. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, Parent, Merger Sub, the Shareholders and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

COMPANY                            PARENT


By                                 By
     Paul A. Goldner                         Vinod Gupta
     President and CEO                       President and CEO


                                    MERGER SUB


                                    By
                                             Vinod Gupta
                                             President and CEO

SHAREHOLDERS

     Shareholder                             Percentage Pro Rata Share



                                             65.0674%
     Paul A. Goldner, individually


Trustees of the Paul A. Goldner                              24.9326%
Retained Annuity Trust


By:
     Mark Goldner
Its: Trustee


By:
     Helene Hordes
Its: Trustee

Trustees of the Database America             10%
   Companies Retirement Trust


By:
     Paul A. Goldner
Its: Trustee


By:
     Jeffrey Brenner
Its: Trustee


REPRESENTATIVE



Paul A. Goldner

                                   EXHIBIT A

                            CERTIFICATES OF MERGER

                                   EXHIBIT B

                               ESCROW AGREEMENT

                                   EXHIBIT C

                   FORM OF EMPLOYMENT TERMINATION AGREEMENT

                                   EXHIBIT D

          FORM OF REGISTRATION RIGHTS AND STOCK RESTRICTION AGREEMENT

                                   EXHIBIT E

               LEGAL OPINION OF COUNSEL TO PARENT AND MERGER SUB

                                   EXHIBIT F

                    LEGAL OPINION OF COUNSEL TO THE COMPANY

                           COMPANY DISCLOSURE LETTER

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                      AMERICAN BUSINESS INFORMATION, INC.
                            a Delaware corporation,

                                INFO USA, INC.,
                            a Delaware corporation,

                              DBA HOLDINGS, INC.,
                           a New Jersey corporation,

                                 PAUL GOLDNER,
                                 individually,

                       MARK GOLDNER and HELENE HORDES as
                   TRUSTEES OF THE PAUL A. GOLDNER RETAINED
                                 ANNUITY TRUST

                                      AND

                                TRUSTEES OF THE
                  DATABASE AMERICA COMPANIES RETIREMENT TRUST


                         Dated as of February 11, 1997

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I - THE MERGER....................................................   2

  1.1   The Merger........................................................   2
  1.2   Closing; Effective Time...........................................   2
  1.3   Effect of the Merger..............................................   2
  1.4   Exchange of Shares................................................   3
  1.5   Tax Consequences..................................................   5
  1.6   Taking of Necessary Action; Further Action........................   6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE
           COMPANY AND THE  SHAREHOLDERS..................................   6

  2.1   Organization of the Company.......................................   6
  2.2   Company Capital Structure.........................................   7
  2.3   Subsidiaries......................................................   7
  2.4   Deferred Compensation.............................................   7
  2.5   Authority.........................................................   8
  2.6   Company Financial Statements......................................   9
  2.7   No Undisclosed Liabilities........................................   9
  2.8   No Changes........................................................   9
  2.9   Tax and Other Returns and Reports.................................  11
  2.10  Restrictions on Business Activities...............................  13
  2.11  Title of Properties; Absence of Liens and Encumbrances;
         Condition of Equipment...........................................  13
  2.12  Intellectual Property.............................................  14
  2.13  Agreements, Contracts and Commitments.............................  15
  2.14  Interested Party Transactions.....................................  16
  2.15  Governmental Authorization........................................  16
  2.16  Litigation........................................................  17
  2.17  Accounts Receivable...............................................  17
  2.18  Customers and Suppliers...........................................  17
  2.19  Minutes...........................................................  17
  2.20  Environmental Matters.............................................  18
  2.21  Brokers' and Finders' Fees........................................  18
  2.22  Employee Benefit Plans and Compensation...........................  18
  2.23  [Intentionally left blank.].......................................  22
  2.24  Insurance.........................................................  22
  2.25  Permits...........................................................  22
  2.26  Compliance with Laws..............................................  22
  2.27  Complete Copies of Materials......................................  22
  2.28  Warranties; Indemnities...........................................  23

  2.29  Representations Complete..........................................  23

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND
             MERGER SUB...................................................  23

  3.1   Organization, Standing and Power..................................  23
  3.2   Authority.........................................................  24
  3.3   Cash Consideration................................................  24
  3.4   SEC Documents; Parent Financial Statements........................  24
  3.5   Parent Common Stock...............................................  25
  3.6   Continuity of Business Enterprise.................................  25
  3.7   Dispositions After Closing........................................  26

ARTICLE IV - ADDITIONAL AGREEMENTS........................................  26

  4.1   Registration Rights and Stock Restriction Agreement...............  26
  4.2   Non-Competition and Employment Agreements.........................  26
  4.3   Consents..........................................................  26
  4.4   Continuity of Interest............................................  26
  4.5   FIRPTA Compliance.................................................  26
  4.6   Legal Requirements................................................  27
  4.7   Additional Documents and Further Assurances.......................  27
  4.8   Board of Directors of Parent......................................  27
  4.9   Parent Stock Options..............................................  27
  4.10  Expenses..........................................................  28
  4.11  Retirement Benefits...............................................  28
  4.12  Parent Trading Window.............................................  28
  4.13  Severance of Company Employees....................................  28
  4.14  Limitations of Liability..........................................  29

ARTICLE V - CONDITIONS TO THE MERGER......................................  30

  5.1   Conditions to Obligations of Each Party to Effect the Merger......  30
  5.2   Additional Conditions to Obligations of Company...................  30
  5.3   Additional Conditions to the Obligations of Parent and Merger Sub.  31

ARTICLE VI - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
             INDEMNIFICATION..............................................  32

  6.1   Indemnification by the Shareholders...............................  32
  6.2   Method of Asserting Claims........................................  33
  6.3   Third Party Claims................................................  34
  6.4   Survival..........................................................  35
  6.5   Limitations.......................................................  36
  6.6   Claims Brought After One Year.....................................  36

  6.7   The Representative................................................  37
  6.8   Indemnification by the Parent.....................................  38

ARTICLE VII - AMENDMENT AND WAIVER........................................  39

  7.1   Amendment.........................................................  39
  7.2   Extension; Waiver.................................................  39

ARTICLE VIII - DEFINITIONS................................................  39

ARTICLE IX - GENERAL PROVISIONS...........................................  42

  9.1   Notices...........................................................  42
  9.2   Interpretation....................................................  43
  9.3   Counterparts......................................................  43
  9.4   Entire Agreement; Assignment......................................  43
  9.5   Severability......................................................  43
  9.6   Other Remedies....................................................  43
  9.7   Governing Law.....................................................  44
  9.8   Rules of Construction.............................................  44

                          INDEX OF EXHIBITS

Exhibit     Description

Exhibit A   Certificates of Merger

Exhibit B   Escrow Agreement

Exhibit C   Form of Employment Termination Agreement Release and Note

Exhibit D   Form of Registration Rights and Stock Restriction Agreement

Exhibit E   Form of Legal Opinion of Counsel to Parent and Merger Sub

Exhibit F   Form of Legal Opinion of Counsel to the Company

                              INDEX OF SCHEDULES

Company
Schedule    Description

1.4(c)      Calculation of Preliminary Purchase Price
2.2(a)      Stockholder List
2.4         Deferred Compensation List
2.5         Governmental and Third Party Consents
2.6         Company Financials
2.7         Undisclosed Liabilities
2.8         Changes
2.9         Tax Returns and Audits
2.10        Restriction on Business Activities; Notice Requirements
2.11(a)     Leased Real Property
2.11(b)     Liens on Property
2.12        Intellectual Property
2.12(b)     Intellectual Property Claims
2.13        Agreements, Contracts and Commitments; Breaches
2.14        Interested Party Transactions
2.15        Governmental Authorizations
2.16        Litigation
2.17(a)     Accounts Receivable
2.17(b)     Encumbrances on Accounts Receivable
2.18        Customer and Supplier List
2.20        Environmental Matters
2.21        Brokers'/Finders' Fees
2.22(b)     Employee Benefit Plans and Employees
2.22(d)     Employee Plan Compliance
2.22(g)     Post Employment Obligations
2.22(h)     Effect of Transaction
2.24        Insurance
2.25        Permits
2.28        Warranties; Indemnities
4.10        Beneficiary Employees of the Company's Phantom Stock Option Plan

                             CERTIFICATE OF MERGER
                                      OF
                              DBA Holdings, Inc.
                                     INTO
                                info USA, Inc.

                       (UNDER SECTION 252 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)



info USA, Inc.  hereby certifies that:

     (1) The name and state of incorporation of each of the consituent corporations are:
          (a)  DBA Holdings, Inc. a New Jersey corporation; and
          (b)  info USA , Inc. a Delaware corporation.

     (2) An agreement of merger has been approved, adopted, certified, executed and acknowledged by DBA Holdings, Inc. and by info USA, Inc. in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

     (3)  The name of the surviving corporation is info USA, Inc.

     (4) The certificate of incorporation of info USA, Inc. shall be the certificate of incorporation of the surviving corporation.

     (5)  The surviving corporation is a corporation of the State of Delaware.

     (6) The executed agreement of merger is on file at the principal place of business of info USA, Inc. at 100 Paragon Drive, Montvale, NJ 07645-0416. .

     (7) A copy of the agreement of merger will be furnished by info USA, Inc. on request and without cost, to any stockholder of DBA Holdings, Inc. or info USA, Inc.

     (8) The authorized capital stock of DBA Holdings, Inc. is 2,000 shares of Class A Voting Common Stock, no par value and 20,000 shares of Class B Non-Voting Common Stock, no par value.

     IN WITNESS WHEREOF, info USA, Inc. has caused this certificate to be signed by Vinod Gupta, its authorized officers, on the ____ day of February , 1997 info USA, Inc.



----------------------                       ------------------------
BY: Jon Wellman                              BY: Vinod Gupta

TITLE: Secretary                             TITLE: President

                             CERTIFICATE OF MERGER

                                      OF

                              DBA HOLDINGS, INC.

                                     INTO

                                info USA, INC.


To:  The Secretary of State
     State of New Jersey


     Pursuant to the provisions of Section 14A:10-7 Corporations, General, of the New Jersey Statutes, the undersigned corporations hereby execute the following Certificate of Merger.

                                  ARTICLE ONE

     The names of the corporations proposing to merge and the names of the states under the laws of which such corporations are organized, are as follows:

     Name of Corporation:               State of Incorporation:
     info USA, Inc.                     Delaware
     DBA Holdings, Inc.                 New Jersey

                                  ARTICLE TWO

     The laws of Delaware, the state under which such foreign corporation is organized, permit such merger. The applicable provisions of the laws of Delaware have been, or upon compliance with filing and recording requirements will have been, complied with.

                                 ARTICLE THREE

     The surviving corporation shall be info USA, Inc. and it shall be governed by the laws of the State of Delaware.

                                 ARTICLE FOUR

     On February __, 1997, the following plan of merger attached as Exhibit A was approved by the directors of the undersigned domestic corporation in the manner prescribed by the New Jersey Business Corporation Act, and on February __, 1997 the following plan of merger was approved by the undersigned foreign corporation in the manner prescribed by the laws of the State under which it is organized.

                                 ARTICLE FIVE

     As to each corporation whose shareholders are entitled to vote, the number of shares entitled to vote thereon, and if the shares of any class or series are entitled to vote thereon as a class, the designation and number of shares of each such class or series, is as follows:

Name of Corporation

Total Number of
Shares Entitled to
Vote

Designation of
Class or Series
Entitled to Vote as
a Class (if any)

Number of Shares
of Such Class or
Series (if any)



info USA, Inc.
1,000
Common Stock
1,000


DBA Holdings, Inc.
1,000
Class A Voting
Common Stock
1,000


                                  ARTICLE SIX

     As to each corporation whose shareholders are entitled to vote, the number of shares that voted for and against the merger respectively, and the number of shares of any class or series entitled to vote as a class that voted for and against the merger are:

Name of
Corporation
Total Shares
Voted For

Total Shares
Voted Against

      Class

Shares
Voted For
Shares
Voted Against



info USA, Inc.

1,000

0

Common
Stock

1,000

0

DBA Holdings, Inc.     1,000       0         Class A      1,000      0

                         Voting
                         Common
                         Stock

The vote of the shareholders of each corporation was held on February 11, 1996.



                                 ARTICLE SEVEN

     info USA, Inc., the surviving corporation to this merger, hereby agrees that if it is to transact business in the State of New Jersey, it shall comply with the provisions of the Business Corporation Act of New Jersey, with respect to foreign corporations, and whether or not it is to transact business in New Jersey, agrees that:

     1. It may be served with process in the State of New Jersey in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of New

Jersey or any foreign corporation, previously amenable to suit in New Jersey, which is a party to the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of New Jersey against the surviving corporation; and,

     2. The Secretary of State of the State of New Jersey shall be and hereby is irrevocably appointed as the agent of the surviving corporation to accept service of process in any such proceeding; the post office address to which the service of process in any such proceeding shall be mailed is 100 Paragon Drive, Montvale, NJ 07645-0416.

     3. The surviving corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of New Jersey which is a party the merger the amount, if any to which they shall be entitled under the provisions of the New Jersey Business Corporation Act with respect to the rights of dissenting shareholders.

     IN WITNESS WHEREOF each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its President or Chairman of the Board as of the __ day of February, 1997.

                                         info USA, Inc.

                                         By:

                                         Title:



                                         DBA Holdings, Inc.

                                         By:

                                         Title:



                                         By:

                                         Title:

                      AMERICAN BUSINESS INFORMATION, INC.

              REGISTRATION RIGHTS AND STOCK RESTRICTION AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made effective as of February 11, 1997 (the "Effective Date"), by and among American Business Information, Inc., a Delaware corporation (the "Company"), and the individuals and entities set forth on Schedule A hereto (the "Shareholders").

                                   RECITALS

     A. The Company and the Shareholders are parties to the Agreement and Plan of Reorganization dated as of February __, 1997 (together with the exhibits and schedules thereto, the "Merger Agreement,") and related agreements (collectively with the Merger Agreement, the "Transaction Agreements") pursuant to which DBA Holdings, Inc., a New Jersey corporation, is merging with and into a wholly-owned subsidiary of the Company.

     B. As partial consideration for such acquisition, the Shareholders will receive shares of Common Stock, $.001 par value, of the Company (the "Shares"), subject to certain escrow and other arrangements set forth in the Transaction Agreements.

     All capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement, unless otherwise referred to another agreement.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Black-Out Period" means any period during which executive officers and directors of the Company are generally prohibited from engaging in trades in the Company's securities pursuant to the Company's Insider Trading Policy, including, without limitation, black-out periods for management related to quarterly reports of financial results of the Company.

     "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Effective Time" shall mean the date on which the Merger becomes effective under the laws of New Jersey and Delaware.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Family Transfer" means a transfer to a spouse, lineal descendent, or a trust for the benefit of transferor, spouse or lineal descendent, provided that in the case of each such transfer, the transfer is made in compliance with applicable federal and state securities law and the transferee agrees to be bound by the terms of this Agreement.

     "Gupta Interests" means shares held by the persons and trusts listed on Schedule B hereto.

     "Holder" means the Shareholders, for so long as the Shareholders hold any Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 11 hereof.

     "Insider Trading Policy" means the policy adopted by the Company's Board of Directors, as such may be amended from time to time, relating to transactions in the Company's securities by the Company's executive officers and directors.

     "Permitted Window" means the period during which a Holder entitled to sell Registrable Securities pursuant to a registration statement under Section 5(a) of this Agreement shall be permitted to sell Registrable Securities pursuant to such a registration. Except as otherwise set forth in this Agreement, a Permitted Window shall (i) commence upon the tenth business day following receipt by the Company of a written notice from a Holder to the Company that such Holder intends to sell Shares pursuant to such registration statement, or such earlier date as the Company may agree to (or, if such date falls within a Blackout Period, then upon the termination of such Blackout Period), and shall
(ii) terminate upon the commencement of the next occurring Black-Out Period. Without the Company's written consent, a Permitted Window shall not commence prior to the first anniversary of the Effective Date.

          "Registrable Securities" means the Shares and any Common Stock of the Company issued or issuable in respect thereof upon any conversion, stock split, stock dividend, recapitalization, merger or other reorganization; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" means all expenses, except as otherwise stated below, incurred by the Company in complying with Section 5 and Section 6 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Restricted Securities" means the securities of the Company required to bear a legend as described in Section 3 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder.

     2.   Restrictions on Transferability.

          (a) The Registrable Securities and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and certain other contractual restrictions as agreed by the Company and the Shareholders. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such securities held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement, including without limitation the restrictions set forth in Section 4.

          (b) Until one year from the Effective Time, no Shareholder will transfer any of the Registrable Securities received by such Shareholder with the exception of transfers not involving a change of beneficial ownership, or any Family Transfer.

          (c) Each of Paul Goldner as individual and Paul Goldner and Mark Goldner and Helene Hordes as Trustees of the Paul A. Goldner Retained Annuity Trust hereby severally agrees that, during the five years after the Effective Time, with the exception of transfers not involving a change in beneficial ownership or any Family Transfer and a sale of shares authorized pursuant to
Section 1.5 of the Merger Agreement for the purpose of satisfying tax liabilities, such Shareholder will not transfer any of the Registrable Securities received by it in the Merger, except within the following limits:

                    (i) twenty percent (20%) of such Registrable Securities in the twenty-four month period ending on the anniversary date hereof;

                    (ii) forty percent (40%) of such Registrable Securities in the thirty-six month period ending on the anniversary date hereof;

                    (iii) sixty percent (60%) of such Registrable Securities in the forty-eight month period ending on the anniversary date hereof;

                    (iv) eighty percent (80%) of such Registrable Securities in the sixty month period ending on the anniversary date hereof; and

                    (v) one hundred percent (100%) of such Registrable Securities after sixty months from the anniversary date; provided however that notwithstanding this Paragraph 2(c), in the event of death, disability or involuntary termination of Paul Goldner as an employee or consultant of the Company without Cause, as defined in Paul Goldner's Employment and Non-Compete Agreement dated February 12, 1997, or in the event that Paul Goldner is not reelected to the Company's Board of Directors after the expiration of his initial term of service or any subsequent term of service on such Board (other than as a result of Paul Goldner's decision not to stand for reelection), then Paul Goldner or his executors (as the case may be) and the beneficiaries of the Paul A. Goldner

Retained Annuity Trust shall be permitted to transfer all the Registrable Securities subject to other restrictions on transferability in this Agreement, the Merger Agreement, the Transaction Agreement and applicable state and federal securities laws.

     3. Restrictive Legend. Each certificate representing the Shares or any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization shall be stamped or otherwise imprinted with legends restricting the transferability thereof, in substantially the form set forth below:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
          AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND
          NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR
          DISTRIBUTION THEREOF.  SUCH SHARES GENERALLY MAY NOT
          BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGIS-TRATION UNLESS THE COMPANY RECEIVES AN OPINION OF
          COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH
          SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND
          PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
          TO RESTRICTIONS ON TRANSFER PURSUANT TO AN AGREEMENT
          BETWEEN THE HOLDER AND THE COMPANY.

     Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement and the Merger Agreement.

     4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence or the provisions of Section 2, no sale, assignment, transfer or pledge (other than (i) a sale made pursuant to a registration statement filed under the Securities Act and declared effective by the Commission or (ii) a sale made in accordance with the applicable provisions of Rule 144 and Rule 145) of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement, including without limitation this
Section 4. Prior to any
proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, the holder shall also provide, at such holder's expense, a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company) addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and under applicable state securities laws and regulations. Upon delivery to the Company of such notice and, if required, such opinion, the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of such notice. The Company agrees that it shall not request such an opinion of counsel with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to its constituent equity holders in proportion to their equity holdings in the holder or (iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in
Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and counsel for the Company, such legend is not required in order to establish or ensure compliance with any provision of the Securities Act.

     5.   Registration on Form S-3.

          (a) Registration. The Company shall use commercially reasonable efforts to cause a registration statement on Form S-3 covering all Registrable Securities to be filed and declared effective no later than the first anniversary of the date of this Agreement, and the initial Permitted Window (the "Initial Permitted Window") for trading the Shares shall commence as of the effective date of such registration (or, if such date falls within a Blackout Period, then upon the termination of such Blackout Period), and continue until the commencement of the next occurring Black-Out Period. The Company shall use commercially reasonable efforts to keep such registration statement effective until the second anniversary of the date of this Agreement, or such earlier date upon which no Holder holds any Registrable Securities. After the Initial Permitted Window, upon receipt of a notice from any Holder that such Holder intends to sell Registrable Securities during a Permitted Window, the Company shall, prior to the commencement of the Permitted Window, inform the other Holders of the commencement of the Permitted Window. The Company shall notify each of the Holders of the termination of a Permitted Window no later than the time the Company notifies its executive officers and directors of the corresponding Black-Out Period; provided, however, that the Company need not notify the Holders of regularly scheduled Black-Out Periods relating to the closing of the Company's fiscal quarters, which Black-Out Periods begin thirty days prior to the end of each fiscal quarter and continue until 48 hours after the announcement of results of operations for such period.

          (b) Limitations on Registration and Sale of Registrable Securities. Notwithstanding anything in this Agreement to the contrary, the Company's obligations and the Holders' rights under this Section 5 are subject to the limitations and qualifications set forth below, which may be waived in writing by the Company.

                    (i) The Holders will sell Registrable Securities pursuant to a registration effected hereunder only during a Permitted Window.

                    (ii) If the Company furnishes to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for a Form S-3 registration to be effected, or a Permitted Window to be in effect, due to (A) the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would in the good faith judgment of the Board of Directors be premature or otherwise inadvisable, (B) the existence of other facts or circumstances as a result of which the prospectus contained or to be contained in the Form S-3 registration statement includes or would include an untrue statement of a material fact or omits or would omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or then existing or (C) the Company's bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of the receipt of a notice from a Holder that it intends to sell Registrable Securities during a Permitted Window, the Company may defer the filing of the Form S-3 registration statement or delay the commencement of a Permitted Window or may effect an early termination of a Permitted Window that has commenced, as the case may be. Upon request of Paul Goldner, the Company will furnish him a written explanation of the Board's decision to defer a registration of the Shares, provided that he acknowledges and accepts trading restrictions that follow the disclosure to him of any material non-public information concerning the Company.

                    (iii) The obligations of the Company hereunder are conditioned upon its being eligible to register its securities on Form S-3 at the time any such registration is otherwise required hereunder; provided, however, that if the Company ceases to be eligible to register its securities on Form S-3 at any time during which any Holder would otherwise be entitled to sell Registrable Securities pursuant to a registration in accordance with the terms of this Agreement, the Company shall use its commercially reasonable efforts to become eligible to register its securities on Form S-3 as soon as practicable.

                    (iv) At any time that the Company is obligated under this Agreement to permit the Holders to sell Registrable Securities pursuant to a registration statement on Form S-3, the Company may, instead of maintaining an effective registration statement on Form S-3 for the benefit of the Holders, include such Registrable Securities in a registration effected for the benefit of the Company and/or other selling stockholders. In the event that such registration is in connection with an underwritten offering, the Holders participating in such registration shall enter into an underwriting agreement in customary form with the managing underwriter selected by the Company, notwithstanding the provisions of Section 5(c).

                    (v) Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to effect a registration hereunder, and no Permitted Window will exist, with respect to any Registrable Securities during the time that such Registrable Securities are subject to the escrow provisions of the Merger Agreement (including any agreement which is an exhibit thereto), and no Holder shall sell any such Registrable Securities pursuant to a registration hereunder, or pursuant to Rule 144 or Rule 145, during any such period.

          (c) Underwriting. At the election of the Holders representing a majority of the Registrable Securities that are proposed to be sold during a Permitted Window (the "Deciding Holders"), all sales of Registrable Securities under this Section 5 during such Permitted Window shall be made through an underwriting managed by an underwriter selected by the Deciding Holders and acceptable to the Company (the "Managing Underwriter"). The Company shall, together with all Holders proposing to distribute their Registrable Securities though such underwriting, enter into an underwriting agreement in customary form with the Managing Underwriter. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company. Any Holder so withdrawing shall not sell any Registrable Securities pursuant to a registration effected under this Agreement until after the completion of such underwritten distribution.

          (d) Registration Procedures. In connection with any registration required under this Agreement, the Company shall take the actions set forth below.

                    (i) Prior to filing any registration statement, prospectus, amendment or supplement with the Commission in connection with any registration hereunder, the Company shall furnish to one counsel selected by the Holders of a majority of the Registrable Securities copies of such documents.

                    (ii) The Company shall notify each Holder of any stop order issued or threatened by the Commission and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                    (iii) The Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by a registration statement filed pursuant to this Agreement with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders as set forth in such registration statement.

                    (iv) The Company shall furnish to each Holder and each underwriter, if any, of Registrable Securities covered by a registration statement filed pursuant to this Agreement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as a selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

                    (v) The Company shall use its best efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of each State of the United States of America as any of the Holders or underwriters, if any, of the Registrable Securities covered by a registration statement filed hereunder reasonably requests, and shall do any and all other acts and things which may be reasonably necessary or advisable to enable each selling Holder and each underwriter, if any, to consummate the disposition in such States of the Registrable Securities owned by such selling Holders; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                    (vi) The Company shall immediately notify each Holder entitled to sell Registrable Securities during a Permitted Window of the happening of any event which comes to the Company's attention if, as a result of such event, the prospectus included in the registration statement filed under this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly prepare and furnish to each Holder and file with the Commission a supplement or amendment to such prospectus so that such prospectus will no longer contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (vii) The Company shall take all such other reasonable and customary actions as each Holder or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities in accordance with the terms of this

Agreement.

                    (viii) The Company shall make available for inspection by the Holders, any underwriter participating in any disposition pursuant to a registration statement filed under this Agreement, and any attorney, accountant or other agent retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, as such person may reasonably request for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company obtains reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement). The Company shall cause the officers, directors and employees of the Company and each of its subsidiaries to supply such information and respond to such inquiries as any Holder or underwriter may reasonably request or make for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company obtains reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement).

                    (ix) The Company shall use its commercially reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders or the underwriters reasonably request.

                    (x) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period (which may begin with the first fiscal quarter ending after the effective date of the registration statement) of at least twelve months after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     6.   Company Registration.

          (a) Notice of Registration. If at any time or from time to time, either (x) the Company shall determine to register any of its securities for its own account (including, without limitation, all registrations in which other selling shareholders are permited to participate), other than (i) in connection with the Company's registration on Form S-4, (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a Commission Rule 145 transaction, or (y) the Company shall register securities held by the Gupta Interests, in a registration for which the Company is paying Registration Expenses, (the "Company Registration"), the Company will:

               (A)  promptly give to each Holder written notice thereof; and

               (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder; provided however, that, if the Company is advised by the managing underwriters of the offering that market conditions so require the Company may in its sole discretion reduce the number of Registrable Securities of the Holders permitted to be registered pursuant to this Section 6 to the pro rata portion of the Registrable Securities held by each Holder who gives proper written request as is determined by a fraction, the numerator of which is the number of shares of the Company's Common Stock held by the Gupta Interests which are to be included in such registration, and the denominator of which is the total number of shares of the Company's Common Stock held by the Gupta Interests, provided however, that the aggregate number of shares permitted to be registered by all of the Holders in such registration shall not be less than 200,000 shares of Registerable Securities (subject to adjustment for stock splits, stock dividends, recapitalizations and the like).

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders. In such event the right of any Holder to registration pursuant to Section 6(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. If any Holder, or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The provisions of Section 5(d)(i)-(v) hereof shall also apply to registrations pursuant to this Section 6.

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     7. Other Registration Rights. The Holders acknowledge that certain other stockholders of the Company may now or hereafter have registration rights, and that such other stockholders may be entitled to sell their securities at the same time, or pursuant to the same registration and underwriting, as the Holders hereunder.

     8. Expenses of Registration. All Registration Expenses incurred in connection with the Company's obligations hereunder shall be borne by the Company. All Selling Expenses relating to securities proposed to be registered hereunder and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares proposed to be sold by each of them during the applicable Permitted Window; provided however that if the Company pays the Selling Expenses or Registration Expenses of other shareholders of the Company in any registration in which the Holders participate, then the Company shall pay the Selling Expenses and Registration Expenses of Holders to the same extent and in pro rata proportion to the Selling Expenses and Registration Expenses paid by the Company with respect to the other shareholders.

     9.   Indemnification.

          (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under the such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred; in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein; and provided further, that the foregoing indemnity Agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemented prospectus, as applicable, was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the final prospectus or the amended or supplemented prospectus, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage. In no event, however, shall the Company have any indemnification obligation to the extent that the expenses, claims, losses, damages or liabilities as to which indemnification is sought are in connection with an offer or sale made by a person other than the Company in violation of the terms of this Agreement (a "Violation").

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which a registration hereunder is effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) a Violation by such Holder or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but, in the case of clause (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of each Holder under this subsection 8(b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on a Violation or willful misconduct by such Holder.

          (c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     10. Information by Holder. The Holder or Holders of Registrable Securities included in any registration hereunder shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

     11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration the Company agrees to use all reasonable efforts, at any time after the second anniversary of the Effective Date, to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

     12. Transfer of Registration Rights. The rights to cause the Company to register securities granted to Holders under Section 5 (but not Section 6) may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by the Holder, provided that (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like), (iii) written notice is promptly given to the Company and (iv) such transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned without compliance with item
(ii) above to (x) any constituent equity holder of a Holder which is a partnership, limited liability company, or a corporation or (y) a family member or trust for the benefit of a Holder who is an individual, or a trust for the benefit of a family member of such a Holder. Furthermore, beneficiaries of the Trustees of the Database America Companies Retirement Trust (the "Trust") who receive shares in distribution from the Trust will be entitled to the rights set forth in this Agreement.

     13. Amendment. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of the Holders.

     14. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflict of laws provisions.

     15. Entire Agreement. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     16. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

          (a) if to a Holder, at such Holder's address as set forth below such Holder's signature on this Agreement, or at such other address as such Holder shall have furnished to the Company.

          (b)  if to the Company, to:

               American Business Information, Inc.
               5711 South 86th Circle
               Omaha, NE  68127
               Fax:  (402) 339-0265
               Attn:  Corporate Secretary

or at such other address as the Company shall have furnished to the Holders, with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attn:     Francis S. Currie, Esq.
               Fax:  (415) 493-6811

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile transmission, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    "THE COMPANY"


                                    American Business Information, Inc.,
                                    a Delaware corporation


                                    By:

                                    Title:


                                    "THE SHAREHOLDERS"



                                    By:
                                        Paul Goldner,
                                        individually


                                    Trustees of the Paul A. Goldner Retained
                                    Annuity Trust

                                    By:
                                        Mark Goldner
                                    Its:Trustee


                                    By:
                                        Helene Hordes
                                    Its:Trustee

                                    Trustees of the Database America
                                       Companies Retirement Trust


                                    By:
                                         Paul Goldner
                                    Its: Trustee


                                    By:
                                         Jeffrey Brenner
                                    Its: Trustee

                                  SCHEDULE A

Shareholder

Paul Goldner

Mark Goldner and Helene Hordes, as Trustees of the Paul A. Goldner Retained Annuity Trust

Database American Companies Retirement Plan

                                  SCHEDULE B

                  [List of "Gupta Interests" to be inserted]

                       EMPLOYMENT TERMINATION AGREEMENT


     THIS AGREEMENT made and entered into this 21st day of January, 1997 by and between DBA Holdings, Inc. (the "Company") and ("Employee").

     WHEREAS, the Company and Employee entered into that certain Employment Agreement dated December __, 1988 which provided for certain stock options and/or deferred compensation; and

     WHEREAS, it is in the interest of the Employee and Company to terminate the Employment Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, intending to be legally bound and for other good and valuable consideration, the parties hereto agree as follows:

     1. Employee shall receive a combination of cash and/or promissory notes equal to $4,376,759.00 (the "Buy-Out Amount") to be paid as follows:

          a. Towards the Buy-Out Amount, $3,063,731.00 (the "Initial Payment") will be paid by March 1, 1997.

          b. the Company shall pay $1,063,028.00 (the "Second Payment") by April 15, 1997.

          c. By April 15, 1997, the Company will issue a note equal to $250,000.00 as may be adjusted up down as determined by the final audit of the Company for the year 1997. If by April 15, 1997 the final audit for the Company is not completed or is not agreed to then the note to be issued will be in the amount of $250,000.00 subject to adjustment up or down as and when the final audit is finished and agreed to and shall be evidenced by a note which shall contain substantially similar terms to the note attached hereto. The note will be due within one year of its issuance. The note shall be made no later than April 15, 1997.

     2. Employee agrees to terminate the Employment Agreement and does hereby unconditionally and absolutely release and give up any and all claims and rights which Employee may have arising out of the Employment Agreement referred to above or any other employment agreements, written or oral, that may have existed or may exist against Pagex, Inc., Database America Companies, Inc., DBA Holdings, Inc. and Paul Goldner, their agents, representatives, officers, directors, shareholders and employees in any capacity whatsoever that Employee ever had, now has or hereafter can, shall or may have, for, upon or for any reason or matter, cause or thing, whatsoever, from the beginning of the world to the date of this agreement.

     3. Employee shall enter into a ten (10) year Non-Competition Agreement with the Company and/or any successors or assigns.

     4. This agreement and the terms hereof have been approved by the affirmative vote of the holders of more than 75% of the outstanding shares of the Company's common stock approving the payments provided for herein.

     IN WITNESS WHEREOF the parties hereto have set their hands and seals the date and year above first written.

                                DBA HOLDINGS, INC.

                                By:
                                   Paul Goldner, Chairman and CEO


                                By:
                                   Employee

                RELEASE AND TERMINATION OF EMPLOYMENT AGREEMENT


     FOR GOOD AND VALUABLE CONSIDERATION received, I, , hereby agree that the employment agreement entered into between me and Pagex, Inc. (n/k/a DBA Holdings, Inc.) is hereby terminated and I hereby unconditionally and absolutely release and give up any and all claims and rights which I may have arising out of the employment agreement referred to above or any other employment agreement, written or oral, that may exist or have existed against Pagex, Inc., Database America Companies, Inc., DBA Holdings, Inc. and Paul Goldner, their agents, representatives, officers, directors, shareholders and employees in any capacity whatsoever, that I ever had, now have or hereafter can, shall or may have, for, upon or for any reason or matter, cause or thing, whatsoever, from the beginning of the world to the date of this Release. IN WITNESS WHEREOF, I, , have duly executed this Release as of January 31, 1997.

                Employee


STATE OF NEW JERSEY      :
          :  ss:
COUNTY OF BERGEN         :

     I CERTIFY that on January 31, 1997, , personally came before me and acknowledged under oath, to my satisfaction, that this person:

     (a)  is named in and personally signed the attached document; and
     (b)  signed, sealed and delivered this documents as his acts and deed.

                               ESCROW AGREEMENT


     This Escrow Agreement is entered into as of February 11, 1997 by and among
(1) American Business Information, Inc., a Delaware corporation (the "Parent");
(2) Paul Goldner, in his capacity as representative (the "Representative") of the holders of shares of common stock, no par value ("Company Common Stock"), of DBA Holdings, Inc., a New Jersey corporation (the "Company"), immediately prior to the Effective Time referred to below; (3) Paul Goldner in his individual capacity; Mark Goldner and Helene Hordes as trustees of the Paul A. Goldner Retained Annuity Trust; and the trustees of the Database America Companies Retirement Plan (collectively the "Shareholders") as shareholders of the Company; and (4) First Union National Bank of North Carolina, as escrow agent (the "Escrow Agent").

     The Parent, info USA, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Merger Sub"), the Company and the Shareholders are parties to an Agreement and Plan of Reorganization dated as of February 11, 1997 (the "Merger Agreement"), which provides, upon the terms and subject to the conditions set forth therein, for the merger (the "Merger") of the Company with and into Merger Sub which, as the surviving corporation in the Merger (the "Surviving Corporation"), will become a wholly-owned subsidiary of Parent. The Representative has been designated to act on behalf of the Shareholders pursuant to the Merger Agreement.

     The closing under the Merger Agreement (the "Closing") is taking place concurrently with the execution and delivery of this Escrow Agreement.

     Pursuant to the Merger, the shares of Company Common Stock will be exchanged for consideration (the "Final Purchase Price") consisting of cash (the "Cash Portion") and shares of Parent Common Stock (the "Stock Portion"). At and shortly following the Closing, Parent will disburse $48,630,650 and 2,180,747 shares of Parent Common Stock (the "Preliminary Purchase Price"). After the Final Purchase Price is determined, additional cash and stock will be disbursed by or refunded to Parent, as appropriate, in the amount of any difference between the Preliminary and Final Purchase Prices. The Merger Agreement provides that specified percentages of the Cash Portions and Stock Portions of the Preliminary and Final Purchase Prices will be placed in escrow pursuant to this Escrow Agreement.

     In consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Escrowed Materials.

          (a) On the date of this Agreement, Parent has wire transferred to the Escrow Agent, $14,589,195, which is thirty percent (30%) of the Cash Portion of the Preliminary Purchase Price (the "Escrow Funds"). Within ten (10) business days of the execution and delivery of this Escrow Agreement, Parent will deliver to the Escrow Agent a stock certificate or certificates registered in the name of the Representative, representing 654,224 shares of Parent Common Stock, which is thirty percent (30%) of the Stock Portion of the Preliminary Purchase Price (the "Escrow Shares"), together with ten blank form stock powers signed by the Representative.

          (b) Parent and the Representative will jointly inform the Escrow Agent of the exact amount of the Final Purchase Price promptly after it has been determined. Following the determination of the Final Purchase Price, the Escrow Funds and Escrow Shares shall be increased by a contribution from the Parent, or decreased by a distribution to the Shareholders or Parent, as the case may be, so that (i) the Escrow Funds and the Escrow Shares represent ten percent (10%) of the Cash Portion and ten percent (10%) of the Stock Portion, respectively, of the Final Purchase Price, (ii) the Shareholders will have received the remaining ninety percent (90%) of the Final Purchase Price, and (iii) interest on the difference between the Cash Portion of the Preliminary Purchase Price and the Cash Portion of the Final Purchase Price, calculated from the date of this Agreement to payment of the Final Purchase Price at 5.5% per annum, will have been paid to Parent or Shareholders as appropriate. Any disbursements from the Escrow Account will be made pursuant to joint written instructions from Parent and the Representative to the Escrow Agent. (Any such written instructions signed by Parent and the Representative are referred to here as "Joint Written Directions.")

          (c) As used herein, the term "Escrowed Materials" means (a) the Escrow Funds, and all interest earned thereon, (b) the Escrow Shares being delivered to the Escrow Agent as described in Section 1(a) hereof, and (c) all securities and other property received and held in escrow by the Escrow Agent hereunder in accordance with the terms hereof. The Escrow Agent shall hold the Escrowed Materials in escrow upon the terms and subject to the conditions of this Escrow Agreement. The Escrowed Materials shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

          (d) At any point in time, the Shareholders' pro rata interests in the Escrowed Materials ("Pro Rata Interests") shall be as set forth in Schedule 1 hereto. Such interests shall not be evidenced by separate certificates.

          (e) The respective Pro Rata Interests of the Shareholders in the Escrowed Materials shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law (including the name and address of the assignees or transferees and the nature of the assignment or transfer) shall be given by the Representative and Parent to the Escrow Agent accompanied by a revised Schedule 1, and upon receipt of such notice the Escrow Agent shall make appropriate adjustments to its records. If at any time the Escrow Agent so requests, Parent and the Representative will provide joint written instructions confirming the then current Pro Rata Interests.

          (f) Any securities or other property distributed with respect to, or in exchange for, Parent Common Stock which, on the date of such distribution, is held by the Escrow Agent hereunder, to the extent distribution of the same does not constitute a taxable dividend on shares of Parent Common Stock, shall be added to, and shall then be considered, Escrowed Materials. Cash dividends and other distributions which constitute a taxable dividend on shares of Parent Common Stock or other securities held by the Escrow Agent shall be delivered to the Escrow Agent for distribution to the Shareholders in accordance with their respective Pro Rata Interests promptly upon receipt thereof by the Escrow Agent. In the event of any distribution subject to this Section 2(f), Parent and the Representative will provide a Joint Written Direction specifying whether this Section requires the distribution to be added to the Escrowed Materials or distributed to the Shareholders.

          (g) Upon any release of Escrow funds, any interest earned on such portion of Escrowed Funds (the "Escrow Interest") shall be paid to the party to whom the Escrowed Funds are being released. The Escrow Agent may withhold taxes on distributions to any recipient that has not provided the Escrow Agent with a completed Form W-9.

     2. Voting of Escrow Shares. For so long as the Escrow Agent shall hold Escrowed Materials: (a) the Parent shall furnish to the Representative copies for each Shareholder of all notices, proxies and proxy materials (the "Shareholder Materials") in connection with each meeting of the holders of Parent Common Stock; and (b) the Representative shall vote or cause to be voted Escrow Shares, to the extent of each Shareholders' Pro Rata Interest, as directed in writing by the Shareholders.

     3.   Claims.

          (a) The "Effective Time" means the time of acceptance by the Secretary of State of New Jersey and the Secretary of State of Delaware of the filing of the Certificates of Merger which effectuate the Merger. The Effective Time shall be stated in a Joint Written Direction to the Escrow Agent. Upon receipt by the Escrow Agent and the Representative of notice (a "Claim Notice") from the Parent, before the first anniversary of the Effective Time (the "Anniversary Date" and the "Escrow Release Date"), that, pursuant to Article VI of the Merger Agreement, the Parent is asserting a claim for indemnification for Damages (an "Indemnifiable Claim"), which Claim Notice shall specify the nature and estimated amount of such Damages (the "Claimed Amount"), the Escrow Agent shall, on the Anniversary Date, retain, set aside and continue to hold in escrow hereunder after the Escrow Release Date the Escrowed Materials, or such lesser portion thereof having a value (determined in accordance with Section 5 hereof) equal to the Claimed Amount. The Claim Notice also shall include a calculation showing the dollar amount of Escrow Funds and the number of Escrow Shares that comprise the Escrowed Materials that are to be retained, which shall be determined in accordance with Section 5 hereof. As provided in the Merger Agreement, (i) Parent shall not be entitled to indemnification for Damages pursuant to Section 6.1(a)(i) and (ii) of the Merger Agreement unless the aggregate amount of all Damages exceeds $100,000, in which case Parent shall only be entitled to indemnification for aggregate Damages in excess of $50,000, and (ii) Parent shall only be entitled to indemnification for Damages pursuant to Section 6.1(a)(iii) of the Merger Agreement (relating to the Database America Companies Retirement Trust) to the extent such Damages exceed $550,000. No individual claims of less than $1,000 shall be made, provided that all claims arising out of a common set of facts shall be aggregated for purposes of determining whether the $1,000 threshold has been met. Parent may assert claims on its behalf or on behalf of its officers, directors, agents and representatives (the "Indemnitees").

          (b) In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any person who is not a party to this Agreement and is not an Indemnitee (a "Third-Party Claim"), if or before the Anniversary Date, the Escrow Agent and the Representative receive a claim notice from the Parent, that, pursuant to Article VI of the Merger Agreement, the Parent is asserting a claim for indemnification for Damages, which Claim Notice shall specify the nature and estimated amount of such damages as well as copies of any written claims, process or legal pleadings with respect to such third-party claim, the Escrow Agent shall, on the Anniversary Date, retain, set aside and continue to hold in escrow hereunder after the Escrow Release Date, the Escrowed Materials, or such lesser portion thereof having a value (determined in accordance with Section 5 hereof) equal to the Claimed Amount, subject to the further provisions hereof and subject to the limitations on amount of the Claimed Amount set forth in Section 3(a) above. The Claim Notice also shall include a calculation showing the dollar amount of Escrow Funds and the number of Escrow Shares that comprise the Escrowed Materials that are to be retained, which shall be determined in accordance with Section 5 hereof.

          (c) In the event that (i)(A) Parent has not given the Escrow Agent and the Representative a Claim Notice on or before the Escrow Release Date or
(B) on or prior to the Escrow Release Date Parent has given the Escrow Agent and the Representative Claim Notices having aggregate Claimed Amounts equal to less than the value of all of the Escrowed Materials (determined in accordance with Section 5 hereof) held in escrow hereunder and (ii) the Representa-tive notifies the Escrow Agent in writing to the effect of either (i)(A) or (i)(B) of this
Section 3(c), then within ten (10) business days from receipt of such written notice from the Representative, the Escrow Agent shall deliver the Escrowed Materials, or such remaining portion thereof not retained, set aside and continued to be held in escrow pursuant to this Section 3, as applicable, to the Shareholders in accordance with their respective Pro Rata Interests. Any notice from the Representative also shall include a calculation showing the dollar amount of Escrow Funds and the number of Escrow Shares that comprise the Escrowed Materials that are to be retained, which shall be determined in accordance with Section 5 hereof.

          (d) Within forty-five (45) days after delivery of a Claim Notice to the Escrow Agent and the Representative, the Representative shall provide to the Parent, with a copy to the Escrow Agent, a written response (a "Response Notice") in which the Representative shall either: (i) agree that the full Claimed Amount may be released to the Parent from the Escrowed Materials, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") may be released to the Parent from the Escrowed Materials and contest the release to the Parent of the balance or

(iii) contest the release to the Parent of any part of the Claimed Amount from the Escrowed Materials. The Representative may contest the release of all or a portion of the Claimed Amount only (x) based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Parent is entitled to indemnification under Article VI of the Merger Agreement or (y) if the Representative is not in a position to verify the accuracy of the claim for, or the amount of, the Claimed Amount. If no Response Notice is received by the Escrow Agent within such forty-five (45) day period, the Representative shall be deemed to have agreed that all of the Claimed Amount may be released to the Parent from the Escrowed Materials.

          (e) If the Representative in the Response Notice agrees (or is deemed to have agreed) that the entire Claimed Amount may be released to the Parent from the Escrowed Materials, the Escrow Agent shall promptly, following the required delivery date for the Response Notice, transfer, deliver and assign to the Parent, free and clear of any interest of the Shareholders therein, Escrowed Materials (other than Escrow Interest) having an aggregate value (determined in accordance with Section 5 hereof) equal to the Claimed Amount (or such lesser value of Escrowed Materials as are then held in escrow hereunder).

          (f) If the Representative in the Response Notice agrees that part, but not all, of the Claimed Amount may be released to the Parent from the Escrowed Materials, the Escrow Agent shall promptly, following the required delivery date for the Response Notice, transfer, deliver and assign to the Parent, free and clear of any interest of the Shareholders therein, Escrowed Materials other than Escrow Interest having an aggregate value equal to the Agreed Amount (or such lesser amount of Escrowed Materials as are then held in escrow hereunder).

          (g) If the Representative in the Response Notice contests the release of all or part of the Claimed Amount (the "Contested Amount"), the Parent and the Representative shall first make a good faith effort to settle the matter themselves. If they do not settle the matter within thirty (30) days of the delivery of the Representative's Response Notice contesting the Claimed Amount, either the Parent or the Representative shall have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to binding arbitration in Omaha, Nebraska. All matters so submitted to arbitration shall be settled by three (except as otherwise provided below) arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Representative and the Parent shall each designate one arbitrator within ten (10) days of the delivery of the Arbitration Notice. If either the Representative or the Parent fails so to timely designate an arbitrator, the matter shall be resolved by the one arbitrator timely designated. The Representative and the Parent shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator; provided, however, that failing such agreement within forty-five
(45) days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. The Shareholders and the Parent shall be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The Representative and the Parent shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within sixty
(60) days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Parent is entitled to receive Escrowed Materials pursuant to the applicable terms of the Merger Agreement and this Escrow Agreement and, if so, the amount of such Escrowed Materials; provided however, that the arbitrators shall not decide the value of the Escrow Shares, which are valued at the Parent Stock Price. The arbitrators shall have the discretion to award attorneys' fees and costs of the arbitration proceeding to the prevailing party. The final decision of the majority of the arbitrators shall be furnished to the Representative, the Parent and the Escrow Agent in writing and shall constitute a conclusive determination of the matter in question, binding upon the Representative, the Shareholders, the Parent and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Notwithstanding any provision of this Escrow Agreement or the Merger Agreement to the contrary, after delivery of a Response Notice that the Claimed Amount is contested by the Representative, the Escrow Agent, pursuant to this Section 3, shall continue to hold Escrowed Materials having a value (determined in accordance with Section 5 hereof) equal to the Contested Amount (up to the amount of Escrowed Materials then held in escrow hereunder), notwithstanding the occurrence of the Escrow Release Date, until (i) delivery of a copy of a settlement agreement executed by the Parent and the Representative setting forth instructions to the Escrow Agent as to the release of the Escrowed Materials, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final decision of the majority of the arbitrators setting forth instructions to the Escrow Agent as to the release of the Escrowed Materials, if any, that shall be made with respect to the Contested Amount. If applicable, the Escrow Agent shall thereupon release the Escrowed Materials from escrow (to the extent Escrowed Materials are then held in escrow hereunder) in accordance with such agreement or instructions. Except as otherwise set forth herein, all costs and expenses of any proceeding described in this paragraph 3(f) shall be borne by the losing party in any such proceeding (with costs and expenses to be assessed and assigned by the arbitrator or arbitrators in the event of an arbitration in which there is no losing party) and, if the losing party is the Representative, such costs and expenses shall constitute Damages incurred or suffered by the Parent within the meaning of Section 6.1 of the Merger Agreement. Notwithstanding the foregoing provision of this Section 3(f), it is agreed that if a Contested Amount is less than $100,000, any arbitration with respect to such Contested Amount shall be conducted by a single arbitrator (rather than three arbitrators) appointed by mutual agreement of the Representative and the Parent or, failing such agreement within forty-five (45) days of delivery of the Arbitration Notice, appointed in accordance with the AAA Rules. In the event of arbitration by a single arbitrator, the Shareholders and the Parent shall bear equally the fees and expenses of the arbitrator and references herein to a majority of the arbitrators shall instead refer to such single arbitrator. The Escrow Agent shall be under no duty whatsoever to institute or defend any proceedings which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it. The Escrow Agent shall have the right to interplead the parties to any dispute in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Escrow Agreement and, upon doing so, the Escrow Agent shall be released from any obligations or liability as a consequence of such claims or demands.

          (h) If, at any time, there shall exist any dispute between Parent, Shareholders or the Representative with respect to the holding or disposition of any portion of the Escrowed Materials or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrowed Materials or Escrow Agent's proper actions with respect to its obligations hereunder, or if Parent, the Shareholders and the Representative have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 4(b) hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

               (i) suspend any distributions from the Escrow Account until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); and/or

               (ii) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrowed Materials after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

          Escrow Agent shall have no liability to Parent, Shareholders, the Representative or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrowed Materials or any delay in or with respect to any other action required or requested of Escrow Agent.

          (i) As far as possible, all releases of Escrowed Materials (other than Escrow Interest) shall be made one-half in Escrow Funds and one-half in Escrow Shares (valued for this purpose at the Parent Stock Price). The Escrow Agent may at any time request a Joint Written Direction specifying how the Escrowed Materials to be released are to be allocated between Escrow Funds and Escrow Shares.

     4.   Escrow Agent.

          (a) Reasonable and documented fees, disbursements, expenses and advances of the Escrow Agent shall be borne by Parent. The fees of the Escrow Agent shall be in accordance with

Schedule 2 and shall be nonrefundable and paid in advance. The disbursements and expenses of the Escrow Agent shall be payable on demand.

          (b) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Parent and the Representative specifying a date not less than ten (10) business days following the date of such notice when such resignation shall take effect. Upon such notice, a successor escrow agent shall be selected by the Parent, subject to the reasonable approval of the Representative, such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Parent and the Representative are unable to agree upon a successor escrow agent within ten (10) business days after the date of such notice, the Escrow Agent may apply to a court of competent jurisdiction for such appointment. The Escrow Agent shall continue to serve hereunder until its successor accepts the escrow and acknowledges receipt of the Escrowed Materials then subject to this Escrow Agreement. The Parent, subject to the reasonable approval of the Representative, may at any time substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting, provided that any such new escrow agent agrees to serve as Escrow Agent in accordance with the terms and provisions of an escrow agreement substantially identical to this Escrow Agreement except as to the name of the Escrow Agent.

          (c) The Escrow Agent undertakes to perform only such duties as are specifically set forth herein and may conclusively rely and shall be protected in acting or refraining from acting on any written certificate, notice, instruction, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties hereto duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof. It is acknowledged by the parties hereto that the Escrow Agent is bound only by the terms of this Escrow Agreement, is not charged with knowledge of or any duties and responsibilities in connection with any other document or agreement and that the Escrow Agent shall not be required to use its discretion with respect to any matter that is the subject of this Escrow Agreement or with respect to instructions received under this Escrow Agreement.

          (d) Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrowed Materials, any account in which Escrowed Materials are deposited, this Escrow Agreement or the Merger Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Parent and Shareholders, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

          (e) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrowed Materials, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrowed Materials is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree say be subsequently reversed, modified, annulled, set aside or vacated.

          (f) The Escrow Agent shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, or for any action taken or omitted to be taken by it in good faith and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any act or omission of any kind unless caused by its own willful misconduct or gross negligence.

          (g) From and at all times after the date of this Escrow Agreement, Parent and Shareholders, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Parent or Shareholders, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Parent and Shareholders in writing, and Parent and Shareholders shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Parent and/or Shareholders shall be required to pay such fees and expenses if (a) Parent and/or Shareholders agree to pay such fees and expenses, or (b) Parent and/or Shareholders shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) Parent or Shareholders is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party and Shareholders and/or Parent, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Shareholders or Parent. Parent and Shareholders shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by Shareholders and/or Parent pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Parent and Shareholders, jointly and severally, upon demand by such Indemnified Party.

     The obligations of Parent and Shareholders under this Section 4(g) shall survive any termination of this Escrow Agreement.

     The parties agree that neither the payment by Parent or Shareholders of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Parent and Shareholders, the respective rights and obligations of Parent, on the one hand, and Shareholders on the other hand, under the Merger Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages. If pursuant to this Section 4(g) the Parent or Shareholders pay more than fifty percent (50%) of any such liabilities or charges, all amounts so paid in excess of fifty percent (50%) shall (i) constitute Damages for which Parent is entitled to indemnification if the payment is made by Parent or (ii) offset Damages if the payment is made by Shareholders.

          (h) The Parent and Shareholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrowed Materials under this Escrow Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under the Escrow Agreement. The Parent and the Shareholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Escrow Agreement. The Parent and the Shareholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation in the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Notwithstanding the foregoing, no distributions will be made in accordance with Section 3 or upon the Escrow Release Date unless the Escrow Agent is supplied with an original, signed Form W-9 or its equivalent prior to any such distribution.

          (i) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys.

          (j) The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          (k) Escrow Agent shall invest and reinvest the funds held in the Escrowed Materials as the Parent and Representative jointly shall direct (subject to applicable minimum investment requirements) by the furnishing of a Joint Written Direction; provided, however, that no investment or reinvestment may be made except in the following:

               (i) direct obligations of the United States of America or obligations the principal and the interest on which are unconditionally guaranteed by the United States of

America;

               (ii) certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

               (iii) repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or

               (iv) any money market fund substantially all of which is invested in the foregoing investment categories, including any money market fund managed by Escrow Agent and any of its affiliates.

     If at any time Escrow Agent has not received from Parent and the Representative a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrowed Materials, or such portion thereof as to which no Joint Written Direction has been received, in investments described in clause (iv) above. Each of the foregoing investments shall be made in the name of Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months unless the Parent and Representative so request by Joint Written Direction. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Parent or Shareholders, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrowed Materials or any Joint Written Direction received by Escrow Agent with respect to investment of any funds in any Escrowed Materials after ten o'clock, a.m., Charlotte, North Carolina time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Charlotte, North Carolina are open for business.

     5. Valuation of Escrowed Materials. For purposes of this Agreement and the Merger, "Parent Stock Price" means $22.30 per share of parent Common Stock. The Stock Portion of the Escrowed Materials to be delivered to the Parent pursuant to this Escrow Agreement in respect of an

Indemnifiable Claim shall be deemed to have a value equal to the Parent Stock Price, provided that if prior to any such delivery the Parent splits or combines the Parent Common Stock, or pays a dividend or other distribution in Parent Common Stock, then such deemed value of Parent Common Stock shall be appropriately adjusted to reflect such split, combination, dividend or distribution. The Parent and Representative shall notify the Escrow Agent by Joint Written Direction of any such stock split, combination, dividend or distribution. Any interest accrued on the Cash Portion of the Escrowed Materials shall be deemed part of the Escrowed Materials. The value of Escrowed Materials other than cash and Parent Stock, if any, shall be determined by the Parent and Representative in good faith and set forth in a Joint Written Direction to the Escrow Agent.

     6.   The Representative.

          (a) The Representative has been authorized, designated and appointed to act as the sole and exclusive agent, attorney-in-fact and representative of each of the Shareholders, and as such has been authorized and directed to (i) take any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses for the account of the Shareholders (which will constitute Damages incurred or suffered by the Parent within the meaning of Sec-tion 6.1(a) of the Merger Agreement) and making any and all determinations) which may be required or permitted by this Escrow Agreement or the Merger Agreement to be taken by the Shareholders or the Representative, (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative under this Escrow Agreement and the Merger Agreement in connection with the transactions contemplated hereby and thereby and (iii) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each Shareholder as if such Shareholder personally had taken such action; exercised such rights, power or authority or made such decision or determination in such Shareholder's individual capacity. The Representative hereby acknowledges that he has full power and authority to act in the premises (including, without limitation, the power and authority, on behalf of the Shareholders, to execute and deliver any certificate, notice or instructions hereunder) and to designate and appoint a substitute or substitutes to act hereunder with the same power and authority as the Representative would have if personally acting.

          (b) The Representative shall be permitted to retain counsel, consultants and other advisors and shall promptly notify the Parent after retaining any such person.

          (c) The Representative shall not be liable to the Shareholders for the performance of any act or the failure to act under in connection with this Escrow Agreement so long as he acted or failed to act in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Shareholders.

     7.   Termination. This Escrow Agreement shall terminate upon the later of
(i) the Escrow Release Date or (ii) the release by the Escrow Agent of all of the Escrowed Materials in accordance with this Escrow Agreement; provided that the provisions of Sections 4(d), 4(e), 4(f), 4(g) and 4(h) shall survive such termination or the resignation or removal of the Escrow Agent pursuant to
Section 4(b) hereof.

     8. Representations. Each of the parties represents and warrants that he or it has all requisite power and authority (corporate or otherwise) to execute and deliver this Escrow Agree-ment, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such party of this Escrow Agreement, the performance by such party of its obligations hereunder and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of such party. This Escrow Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     9.   Miscellaneous.

          (a) This Escrow Agreement shall be construed and the rights and duties of the parties determined in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

          (b) This Escrow Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors.

          (c) This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) This Escrow Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Escrow Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

          (e) No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach in any one instance shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          (f) This Escrow Agreement may be amended only with the written consent of the Parent, the Escrow Agent and the Representative.

          (g) All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered mail, return receipt requested, postage prepaid, (ii) via a reputable nationwide overnight courier service, (iii) by certified mail, return receipt requested, postage prepaid, or (iv) by telecopy, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt of confirmation of delivery after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable nationwide overnight courier service, or upon receipt of confirmation of delivery of a telecopy.

If to the Parent:                        Copy to:

American Business Information, Inc.     Wilson Sonsini Goodrich & Rosati
5711 S. 86th Circle                     650 Page Mill Road
Omaha, NE 68127                         Palo Alto, CA  94304-1050
Attention: Chief Executive Officer      Attention:  Francis S. Currie
Telecopy:  (402)  339-0265              Telecopy:  (415) 493-6811

If to the Representative:          Copy to:

Paul Goldner                       Sokol, Behot, Fiorenzo
1600 Parker Ave.                   433 Hackensack Avenue
Apartment 26G                      Hackensack, NJ 07601
Fort Lee, NJ 07024
                                   Attention:  Leon Sokol
Telecopy:                          Telecopy:  (201) 488-6541


If to the Escrow Agent:

First Union National Bank of North Carolina
230 South Tryon Street, 9th Floor
Charlotte, NC  28288-1179

Attention: Shannon Stahel, Trust Officer
Telecopy:  (704) 383-7316

If to Parent's Transfer Agent:

Norwest Bank of Minnesota, NA
161 N. Concord Exchange
South St. Paul, Minnesota 55075

Attn:  Mary Fitzgerald
Telecopy:  (612) 450-4078

     Any party may give any notice, instruction or communication in connection with this Escrow Agreement using any other means (including personal delivery, telecopy of ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Escrow Agreement notice thereof in the manner set forth in this Section 9(g).

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.


                              AMERICAN BUSINESS INFORMATION, INC.


                              By:
                                Vinod Gupta

                               President and CEO


                              REPRESENTATIVE


                              By:
                                Paul Goldner, in his capacity as Representative


                              FIRST UNION NATIONAL BANK OF NORTH
                              CAROLINA as ESCROW AGENT


                              By:
                                 Name:
                                 Title:

                                 SHAREHOLDERS



                              By:
                                 Paul Goldner,
                                 individually


                              Trustees of the Paul A. Goldner Retained Annuity Trust

                              By:
                                 Mark Goldner
                              Its:   Trustee


                              By:
                                 Helene Hordes
                              Its:   Trustee


                              Trustees of the Database America
                                 Companies Retirement Trust


                              By:
                                 Paul Goldner
                              Its:   Trustee


                              By:
                                 Jeffrey Brenner
                              Its:   Trustee

                                  SCHEDULE 1

                              PRO RATA INTERESTS


Paul Goldner, as individual                                 65.0674%

Trustees of the Paul A. Goldner
   Retained Annuity Trust                                   24.9326%

Trustees of the Database
   America Companies Retirement Trust                            10%

                                  SCHEDULE 2

                               SCHEDULE OF FEES

                      AMERICAN BUSINESS INFORMATION, INC.

                             ESCROW AGENT SERVICES

I.   ACCEPTANCE FEE          $500

     Initial fee for reviewing documents, communication with counsel and other parties connected with the financing, setting up accounts and administration records.

II.  ADMINISTRATION FEE                         $3,250 Annually in Advance

     Day-to-day administration of governing documents, maintenance of investments, communications with obligor and providing statements, and other duties defined in the Escrow Agreement.

III. OUT-OF-POCKET EXPENSES

     Advance or out-of-pocket expenses including but not limited to postage, telephone, freight, legal, courier and express mail will be billed in addition to the fees quoted herein.

IV.  OPTIONAL ACTIVITY CHARGES

     A.  Wire Transfers                         $25 Per Transfer
                                                Initial 6 included

     B.  Disbursements                          $25 Per Disbursement
                                                Initial 6 included
V.   INVESTMENT ALTERNATIVES

     A.  Directed Securities Transactions       $25 Per Buy/Sell

     B.  Automatic Cash Sweep                   30 Basis Points
         (U.S. Treasury Portfolio, 12B1 Daily Money Market Fund)Annualized, Net of Income


Note: No tax reporting or escrow valuation services are provided within this fee structure.

          February 11, 1997



DBA Holdings, Inc.
100 Paragon Drive
Montvale, NJ 07645-0416

Paul Goldner

Mark Goldner and Helene Hordes as Trustees of
The Paul A. Goldner Retained Annuity Trust

Trustees of the 1988 Database America
Companies Retirement Trust

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Reorganization by and among American Business Information, Inc., a Delaware corporation ("Parent"), info USA, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), DBA Holdings, Inc., a New Jersey corporation ("DBA"), Paul Goldner as individual, Mark Goldner and Helene Hordes as Trustees of the Paul A. Goldner Retained Annuity Trust, and Trustees of the 1988 Database America Companies Retirement Trust, dated as of February 3, 1997 (the "Agreement"). The Agreement provides for the merger of Parent and DBA (the "Merger") pursuant to a statutory merger of DBA with and into Merger Sub on the terms and conditions set forth in the Agreement. This opinion is rendered to you pursuant to Section 5.2(c) of the Agreement, and all capitalized terms used herein and not otherwise defined shall have the meanings defined for them in the Agreement. As used here, the "Transaction Agreements" include the Agreement and the Registration Rights and Stock Restriction Agreement and Escrow Agreement referred to therein.

     We have acted as counsel for Parent and Merger Sub in connection with the negotiation of the Agreement and the transactions described therein and the effectuation of the Merger. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than Parent or Merger Sub where due execution and delivery are a prerequisite to the effectiveness thereof. In rendering this opinion we have relied on and assumed the correctness and completeness of certificates of government officials and reports of professional filing service companies. As to questions of fact, we have relied upon certificates and statements of officers and representatives of Parent. In addition, we have assumed that the representations and warranties of DBA set forth in the Agreement and other documents delivered by DBA to Parent and Merger Sub in connection with the Merger are true and correct as of the date hereof.

     In making our examination of documents and instruments executed by persons or entities other than Parent, we have assumed, without investigation, the power and legal capacity of each such person or other entity to enter into and perform all its obligations under such documents and instruments, the due authorization by each such other person or entity of all requisite action with respect to such documents and instruments and the due execution and delivery by each such other person or entity of such documents and instruments.

     The opinions hereinafter expressed are subject to the following qualifications:

     (a) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief, indemnification, or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

     (b) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar federal or state laws affecting the rights of creditors generally;

     (c) We express no opinion as to the enforceability of the indemnification and contribution provision contained in the Registration Rights Stock Restriction Agreement;

     (d) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws; and

     (e) We are members of the Bar of the State of California and we express no opinion as to any matter relating to laws of any other jurisdiction other than the laws of the United States of America and the Delaware General Corporation Law.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     2. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver the Transaction Agreements, to perform their respective obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize the Transaction Agreements or to consummate the transactions contemplated by the Agreement. Assuming the due authorization, execution and delivery of the Transaction Agreements by the other parties thereto, the Transaction Agreements constitute valid and legally binding obligations of Parent and Merger Sub and will be enforceable against each in accordance with their terms.

     3. No consent, approvals order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to ABI or Merger Sub for the execution and delivery of the Agreement and the consummation by ABI and Merger Sub of the transactions contemplated thereby, other than (i) the filing of the Certificates of Merger with the Secretary of State of Delaware and the Secretary of State of New Jersey, (ii) such consents, approvals and filings as have already been have been obtained or been made, and
(iii) filings required to be made after the Effective Time pursuant to the Securities Exchange Act of 1934, as amended.

     4. The Parent Common Stock to be issued in the Merger is duly authorized and, when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

     5. To our knowledge, there is no private or governmental litigation, proceeding, claim, investigation, judgment or decree in effect, pending or threatened against ABI or Merger Sub or its properties or assets that questions the validity of the Agreement or challenges the authority of ABI or Merger Sub to enter into the Agreement or effectuate the Merger or that, if determined adversely, would have a Material Adverse Effect on ABI.

     6. Neither the execution and delivery by ABI and Merger Sub of the Transaction Agreements, nor the consummation of the Merger will violate any provision of the Certificates of Incorporation or By-Laws of ABI or Merger Sub, as each is in effect as of the date hereof, nor to our knowledge will it violate any material order, writ, injunction or decree, or any statute, rule or regulation applicable to ABI or Merger Sub or their properties or assets where such violation would have a material adverse effect on the business and financial condition of ABI or Merger Sub.

     7. The Certificate of Merger to be filed in Delaware is in proper form. Assuming that all necessary corporate action with respect to the Merger has been taken by DBA under the New Jersey Business Corporation Law, and assuming that the Certificate of Merger to be filed in New Jersey has been filed, upon the consummation of the transactions contemplated by the Agreement and filing of the Certificate of Merger in Delaware, the Merger will be effective under Delaware Law.

     This opinion is solely for your benefit in connection with the consummation of the Merger pursuant to the Agreement, and is not to be made available to or relied upon by any other person without our express prior written consent.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                               February 24, 1997



American Business Information, Inc.        info. USA, Inc.
5711 South 86th Circle                     100 Paragon Drive
Omaha, Nebraska  68127                     Montvale, New Jersey  07645-0416

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Reorganization by and among American Business Information, Inc., a Delaware corporation ("Parent"), infoUSA, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), DBA Holdings, Inc., a New Jersey corporation ("DBA"), Paul Goldner, Mark Goldner and Helene Hordes as Trustees of the Paul A. Goldner Retained Annuity Trust, and the Trustees of the Database America Companies Retirement Trust (collectively the "Shareholders"), dated as of February 11, 1997 (the "Agreement"). The Agreement provides for the merger of Parent and DBA (the "Merger") pursuant to a statutory merger of DBA with and into Merger Sub on the terms and conditions set forth in the Agreement. This opinion is rendered to you pursuant to Section 5.3(d) of the Agreement, and all capitalized terms used herein and not otherwise defined shall have the meanings defined for them in the Agreement.

     We have acted as counsel for DBA and the Shareholders in connection with the review and negotiation of the Agreement, Transaction Agreements (as defined in the Agreement), and the effectuation of the Merger (the Agreement and the Transaction agreements are collectively referred to as the "Agreements"). As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original document of all copies submitted to us and the due execution and delivery of all documents by any party other than DBA or Shareholders where due execution and delivery are a prerequisite to the effectiveness thereof. In rendering this opinion we have relied on and assumed the correctness and completeness of certificates of government officials and reports of professional filing service companies. As to questions of fact, we have assumed that the representations and warranties of DBA and Shareholders set forth in the Transaction Agreements and other documents delivered by DBA and Shareholders to Parent and merger Sub in connection with the Merger are true and correct as of the date hereof and relied thereon. Although nothing has come to our attention leading us to question the accuracy of such certificates and information, we have not made any independent review or investigations thereof other than inquiry of DBA and its subsidiary corporations. In addition, we have assumed that the representations and warranties of Parent and Merger Sub set forth in the Agreement and other documents delivered by Parent and merger Sub to DBA and Shareholders in connection with the Merger are true and correct as of the date hereof.

     In making our examination of documents and instruments executed by persons or entities other than DBA, we have assumed, without investigation, the power and legal capacity of each such person or other entity to enter into and perform all its obligations under such documents and instruments, the due authorization by each such other person or entity of all requisite action with respect to such documents and instruments and the due execution and delivery by each such other person or entity of such documents and instruments.

     The opinions hereinafter expressed are subject to the following qualifications:

     (a) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief, indemnification, or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

     (b) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar federal or state laws affecting the rights of creditors generally;

     (c) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws;

     (d) We are members of the Bar of the State of New Jersey and we express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the United States of America and the New Jersey Business Corporation Law.

     (e) The opinions contained herein are as of the state of the laws as of the date hereof. We offer no opinions as to future changes resulting from legislation, promulgation of regulations or judicial decisions. The undersigned assumes no obligations to update the opinions contained herein.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. DBA is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with all requisite corporate power and authority to own, lease, use and operate its properties and to transact its business as presently conducted.

     2. DBA's authorized capital stock consists of 2,000 shares of Class A Voting Common Stock, of which there are 1,000 shares issued and outstanding, and 20,000 shares of Class B Non-Voting Common Stock, of which 9,000 are issued and outstanding. The record holders of the shares of Class A Common Stock and Class B Common Stock as of the date hereof are listed on Exhibit A attached hereto. To our knowledge other than set forth in the Agreement, there are no options, warrants, calls, rights or agreements to which DBA is a party, or by which DBA is bound, obligating DBA to issue additional shares of capital stock or to purchase capital stock or other agreements restricting the transfer of any of the outstanding shares. Each of the shares of Class A Common Stock as Class B Common Stock outstanding as of the date hereof has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive right of shareholders contained in the Restated Articles of Incorporation, Bylaws or Reviewed Agreements.

     3. To our knowledge, DBA directly or indirectly holds all outstanding capital stock of the following corporations (the "Subsidiaries"): (a) Ed Burnett Consultants, Inc., a New York corporation, (b) DBA-FL, Inc., a New Jersey corporation, (c) Magi Direct, Inc., a New Jersey corporation, (d) Database Holdings, Inc., a Delaware corporation, and (e) Database America Companies, Inc. (formerly known as Ed Burnett Consultants, Inc.), a New Jersey corporation. Exhibit A sets forth for each Subsidiary (except Ed Burnett Consultants, Inc., a New York corporation) the authorized capital stock, the issued and outstanding capital stock and the record holders of such capital stock. To our knowledge, there are no options, warrants or other rights, absolute or contingent, to acquire directly or directly any shares of the capital stock of any Subsidiary, nor are there any agreements to which DBA or any Subsidiary is a party or by which it is bound that may obligate DBA to grant, issue or enter into any such option, warrant or other right.

     4. DBA has the requisite corporate power and authority to execute and deliver the Agreements, to out the terms thereof, and to consummate the Merger. The Agreements have been duly approved by the Board of Directors and the unanimous vote of the shareholders of DBA. No other corporate act or proceeding on the part of DBA or its shareholders is necessary to authorize DBA and the Shareholders to execute and deliver the Agreements, to carry out the terms thereof, and to consummate the Merger. The Agreements have been duly authorized, executed and delivered by DBA and the Shareholders and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute valid and legally binding obligations of DBA and the Shareholders enforceable against them in accordance with their terms.

     5. Except as set forth in the Agreement, neither the execution and delivery by DBA of the Agreement, nor the consummation of the Merger will:

          (a) violate any provision of the Certificate of Incorporation or Bylaws by DBA, as each is in effect as of the date hereof; or

          (b) to the best of our knowledge violate any material order, writ, injunction or decree, or any statute, rule or regulation, applicable to DBA, its Subsidiaries or their properties or assets where such violation would have a material adverse effect on the business or financial condition of DBA.

     6. Except as set forth in the Agreement, to our knowledge, neither the execution and delivery of the Agreement nor the consummation of the Merger, or compliance by DBA with any of the provisions thereof, will require the consent or approval of, or review by, any governmental agency or any party not already obtained other than the filing of the Certificate of Merger in the appropriate offices.

     7. To our knowledge, there is no litigation, proceeding, claim or governmental investigation in effect, pending or threatened against DBA, its Subsidiaries or their properties or assets other than as disclosed in the Company Disclosure Letter, that questions the validity of the Agreement or challenges the authority of DBA to enter into the Agreement or effectuate the Merger or that if determined adversely, would have a Material Adverse Effect on DBA, or the validity of, or the enforceability against DBA or the Shareholders of the Agreement.

     8. The Certificate of Merger to be filed in new Jersey is in proper form. Assuming that all necessary corporate action with respect to the Merger has been taken by ABI and info USA, Inc. under the Delaware General Corporation Law, and assuming that the Certificate of merger to be filed in Delaware is duly filed, upon the consummation of the transactions contemplated by the Agreement and the filing of the Certificate of Merger in New Jersey, the Merger will be effective under New Jersey law.

     This opinion is for the benefit of Parent and Merger Sub in connection with the consummation of the transactions contemplated by the Reviewed Agreements and is not to be made available to or relied upon by any other person without our express prior written consent.

                                    Very truly yours,



                                    Sokol, Behot & Fiorenzo

                    EXHIBIT A

               Class A Voting Common Stock



Name

Number of Shares



Paul Goldner
900



Database America Companies
Retirement Trust
100



               Class B Non-Voting Common Stock



Name

Number of Shares



Mark Goldner and Helene Hordes
as Trustees of the Paul A. Goldner
Retained Annuity Trust
2,493.26


Paul Goldner
5,606.74


Database America Companies
Retirement Trust
900

                    EXHIBIT B



Subsidiary

Authorized Stock

Issued

Record Holder



DBA-FL, Inc.
2,500 shares no par value
100 shares
DBA Holdings, Inc.



MagiDirect, Inc.
2,500 shares no par value
100 shares
DBA Holdings, Inc.



Database Holdings, Inc.*
3,000 shares of common
stock $.01 par value
1,000 shares
DBA Holdings, Inc.



Database America
Companies, Inc.
2,500 shares no par value
500 shares
DBA Holdings, Inc.



*Based on representations from Duane, Morris & Heckscher, Esqs.